PURCHASE AND SALE AGREEMENT
(Cochran Bypass – Bi-Lo Store)

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is dated as of September 20, 2017 (the “Effective Date”), by and between KAMIN REALTY LLC, a Delaware limited liability company (“Buyer”), and TNP SRT PORTFOLIO II, LLC, a Delaware limited liability company (“Seller”). Buyer shall have the right to assign this Agreement as provided in Section 15(g).
Recitals
A.    Buyer desires to acquire the Property from Seller and Seller desires to sell the Property to Buyer, upon the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Parties hereby agree as follows:
1.Definitions. Capitalized terms used in this Agreement shall have the meanings set forth in Addendum I attached hereto.
2.Agreement to Purchase and Sell. Subject to and upon the terms and conditions herein set forth and the representations and warranties contained herein, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller.
3.Consideration. Seller and Buyer agree that the total Consideration for the Property shall be Two Million Four Hundred Fifty Thousand and No/100 Dollars ($2,450,000.00). The Consideration shall comprise the following components:
(a)    Initial Earnest Money Deposit; Remaining Earnest Money Deposit. Within two (2) Business Days of the Effective Date, Buyer shall deposit the Initial Earnest Money Deposit in escrow with the Escrow Holder. If Buyer notifies Seller in writing on or before the end of the Due Diligence Period of Buyer’s election to proceed to close pursuant to the terms hereof, Buyer shall deposit the Remaining Earnest Money Deposit with the Title Company within two (2) Business Days after the Approval Date. At Buyer’s request made to the Escrow Holder the Earnest Money shall be held in a federally insured interest-bearing account and interest accruing thereon shall be for the account of Buyer; provided, however, Buyer shall be solely responsible for any costs or fees associated with such account and such account shall permit immediate withdrawal of funds without penalty. In the event the transaction contemplated hereby is consummated, the Earnest Money plus interest accrued thereon while held by the Escrow Holder shall be credited against Buyer’s payment obligations under this Agreement.

Purchase and Sale Agreement

(b)    Cash. Immediately available funds, in an amount equal to the Consideration, less the Earnest Money.
4.Buyer’s Due Diligence. As more fully provided below, Seller agrees to assist and cooperate with Buyer in obtaining access to the Property and certain documents relating thereto for purposes of inspection and due diligence.
(a)    Physical Inspection of the Property. At any time(s) reasonably requested by Buyer following the Effective Date and prior to Closing, Seller shall afford Buyer and its authorized representatives reasonable access to the Property for purposes of satisfying Buyer with respect to the suitability of the Property for Buyer’s purposes, the representations, warranties and covenants of Seller contained herein and the satisfaction of any conditions precedent to the Closing; provided, however, that Buyer shall not unreasonably disturb or interfere with the rights of Tenant. Buyer shall provide Seller with notice on a Business Day not less than two (2) Business Days prior to any such inspections, and Seller, at its election, shall have the right to have a representative present during any such investigations. Seller shall have the right at all times to have a representative of Seller accompany any of Buyer or Buyer’s Agents while such persons are on the Property. Buyer may conduct Tenant interviews, provided Buyer has given Seller notice on a Business Day not less than two (2) Business Days prior to any such interview, and provided further that Seller shall have the right to be present at all such interviews. Notices to Seller pursuant to this Section 4(a) may be delivered orally (if made in person, and not via voicemail, to Alan Shapiro at 650-581-7606), or by email (if made to Alan Shapiro at alan.shapiro@glenborough.com and no “out of office” response or other response indicating delivery failure or Mr. Shapiro’s unavailability is generated).
(b)    Physical Testing. Buyer shall not conduct or allow any Physical Testing, on or under the Property, including, without limitation, for Hazardous Materials, without Seller’s prior written consent, which consent may be withheld at Seller’s sole and absolute discretion. Buyer shall provide Seller with notice not less than five (5) Business Days prior to the commencement of any Physical Testing, accompanied by a detailed work plan describing the nature, scope, location and purpose of the proposed work, and if approved by Seller, Seller shall have the right to have its own consultant present for any such work. Buyer acknowledges and agrees that Seller’s review of Buyer’s work plan is solely for the purpose of protecting Seller’s interests, and shall not be deemed to create any liability of any kind on the part of Seller in connection with such review that, for example, the work plan is adequate or appropriate for any purpose or complies with applicable legal requirements. All work and investigations shall be performed in compliance with all local, state and federal laws, rules and regulations, including, without limitation, any and all permits required thereunder, all of which shall be at the sole cost and expense of Buyer.
(c)    Damage; Indemnity. Notwithstanding anything in this Agreement to the contrary, any entry upon, inspection, or investigation of the Property by Buyer or Buyer’s Agents, whether performed before or after the Effective Date shall be performed at the sole risk and expense of Buyer, and Buyer shall be solely and absolutely responsible for the acts or

Purchase and Sale Agreement

omissions of Buyer and any of Buyer’s Agents. Furthermore, Buyer shall protect, indemnify, defend and hold Seller, and its successors, assigns, and affiliates harmless from and against any and all losses, damages (whether general, consequential, punitive or otherwise), liabilities, claims, causes of action, judgments, costs and legal or other expenses (including, but not limited to, reasonable attorneys’ fees and costs) (collectively, “Access Claims”) suffered or incurred by any or all of such indemnified Parties to the extent resulting from (i) any act or omission of Buyer or Buyer’s Agents in connection with entry upon the Property by Buyer or Buyer’s Agents, or the activities, studies or investigations conducted at, to or on the Property by Buyer or Buyer’s Agents, whether before or after the Effective Date, or (ii) any breach on the part of Buyer of its obligations under this Section 4, whether the act or omission constituting such breach occurred before or after the Effective Date. If at any time prior to Closing, Buyer or Buyer’s Agents cause any damage to the Property, Buyer shall, at its sole expense, immediately restore the Property to substantially the same condition as existed immediately prior to the occurrence of such damage, as reasonably determined by Seller. Buyer’s obligation to indemnify, defend and hold Seller harmless shall not apply to matters to the extent arising or resulting from (i) the discovery by Buyer of any pre-existing defects in the Property (except to the extent Buyer or Buyer’s Agents exacerbate any such pre-existing condition or such discovery is made in violation of the terms of this Agreement pertaining to Physical Testing); or (ii) the discovery by Buyer of any Hazardous Materials within, on or adjacent to the Property that were not released or deposited by Buyer or any of Buyer’s Agents (except to the extent that Buyer or Buyer’s Agents exacerbate the scope or effect of or cause additional or further release of any such Hazardous Materials or such discovery is made in violation of the terms of this Agreement pertaining to Physical Testing). Buyer’s obligations under this Section 4 shall survive the termination of this Agreement or the Closing, as the case may be, notwithstanding any other provisions herein to the contrary, and shall not be limited by the terms of Section 14(c). Buyer shall, at all times, keep the Property free and clear of any mechanics’, materialmen’s or design professional’s claims or liens arising out of or relating to its investigations of the Property, whether occurring before or after the Effective Date.
(d)    Liability Insurance. Prior to any entry onto the Property by Buyer or Buyer’s Agents, Buyer shall provide Seller written evidence that Buyer has procured or caused Buyer’s Agents to procure, comprehensive general liability insurance specific to the Property (or with the requisite limits dedicated to the Property) on an “occurrence” form policy covering (at a minimum) (i) the activities of Buyer and Buyer’s Agents on the Property during the period from the Effective Date through the Closing Date; and (ii) Buyer’s indemnity obligation under this Agreement. Such policy shall provide for combined single limit coverage in the minimum amount of $2,000,000, be issued by a company authorized to do business in the State in which the Property is located and have a deductible not to exceed $10,000. Seller shall be named as an additional insured under all such liability insurance and Buyer shall deliver to Seller a copy of the insurer’s endorsements which name Seller as an additional insured and provide for contractual liability coverage, prior to any entry onto the Property by Buyer or Buyer’s Agents. In addition, and prior to any entry onto the Property by Buyer or Buyer’s Agents, Buyer shall deliver to Seller certificates evidencing that the insurance required under this section is in full force and effect.

Purchase and Sale Agreement

(e)    Delivery of Documents and Records. To the extent not previously delivered, Seller shall deliver the Due Diligence Materials to Buyer within two (2) Business Days after the Effective Date. Except as specifically set forth herein, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Buyer in connection with Buyer’s inspection of the Property (e.g., that such materials are complete, accurate, or the final version thereof, or that all such materials are in the Seller’s possession). It is the Parties’ express understanding and agreement that such materials are provided only for Buyer’s convenience in making its own examination and determination prior to the Approval Date, as to whether or not it wishes to purchase the Property, and, in doing so, Buyer shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and, except as expressly set forth herein, not on any materials supplied by Seller. Buyer expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its own inspections and agrees that it shall rely solely on its own independently developed or verified information. Buyer agrees that delivery may be accomplished by access to the Due Diligence Materials in an electronic data room established by Seller or Seller’s Broker.
(f)    Contacts with Property Managers. At any time reasonably requested by Buyer, following the Effective Date and prior to Closing, Buyer may contact and interview the property manager/leasing agent(s) for the Property, if any, on a Business Day, provided Buyer shall give Seller written notice on a Business Day not less than forty-eight (48) hours in advance of the time Buyer desires to conduct such interview, and Seller or its representative may be present during such interview. Notices to Seller pursuant to this subsection may be delivered orally (if made in person, and not via voicemail, to Alan Shapiro at 650-581-7606), or by email (if made to Alan Shapiro at alan.shapiro@glenborough.com and no “out of office” response or other response indicating delivery failure or Mr. Shapiro’s unavailability is generated).
(g)    Service Contracts. On or prior to the Approval Date, Buyer shall notify Seller in writing which, if any, Service Contracts Buyer elects to assume at Closing. All other Service Contracts to which Seller is a party shall be terminated by Seller at or before the Closing.
(h)    Approval of Title. Promptly after the Effective Date, Seller shall request that the Closing Attorney deliver to Buyer a Preliminary Title Report or Title Commitment (as applicable in the State in which the Property is located) with links to or copies of any underlying exceptions or documents referenced therein. No later than six (6) Business Days prior to the end of the Due Diligence Period, Buyer shall advise Seller what exceptions to title, if any, will be accepted by Buyer. Seller shall have three (3) Business Days after receipt of Buyer’s objections to give to Buyer: (A) written notice that Seller will remove such objectionable exceptions on or before the Closing Date; or (B) written notice that Seller elects not to cause such exceptions to be removed. Seller’s failure to give notice to Buyer within the three (3) Business Day period shall be deemed to be Seller’s election not to cause such exceptions to be removed. If Seller gives Buyer notice or is otherwise deemed to have elected to proceed under clause (B), Buyer shall have until the later of (i) three (3) Business Days after receipt of Seller’s actual or deemed notice as to Seller’s unwillingness to cause

Purchase and Sale Agreement

such exceptions to be removed, or (ii) the end of the Due Diligence Period, to elect to proceed with the transaction or terminate this Agreement. If Buyer fails to give Seller notice of its election on or before the expiration of such period, Buyer shall be deemed to have elected to terminate this Agreement. If Seller gives notice pursuant to clause (A) and fails to remove any such objectionable exceptions from title prior to the Closing Date, and Buyer is unwilling to take title subject thereto, Buyer shall have the right to elect to terminate this Agreement and Section 14(a) shall apply. Notwithstanding the foregoing, Buyer shall be deemed to have objected to any lien encumbering the Property that secures the payment of money, such as mechanic’s liens, materialmen’s liens and judgment liens, and the liens of deeds of trust and mortgages (collectively, “Monetary Liens”), unless Buyer otherwise notifies Seller in writing. Monetary Liens shall not include non-delinquent assessments or bond amounts encumbering the Property and reflected in the tax bills for the Property, non-delinquent property taxes or assessments, or non-delinquent dues, costs or assessments under declarations, reciprocal easements, or other covenants, conditions or restrictions to which the Property is subject. Seller hereby agrees to remove at or before the Closing and shall cause the Property to be delivered free and clear of, Monetary Liens caused by Seller, subject in the case of the lien in favor of the Existing Lender, to the Existing Lender’s consent to the release of the Property from the lien. Buyer agrees that “removal” of an exception shall include the Title Company’s willingness to endorse over such exception or provide affirmative assurance to Buyer of no loss or damage to Buyer from such exception.
(i)    New Exceptions. In the event the Title Company notifies Buyer of any New Exceptions to title after the Approval Date, Buyer shall have two (2) Business Days in which to notify Seller of its approval or disapproval of such New Exception. Failure to deliver notice of approval of such New Exception shall be deemed disapproval of the New Exception. If Buyer disapproves such New Exception, Seller shall notify Buyer within two (2) Business Days thereafter whether or not Seller can or will cause the removal of such New Exception. Failure to deliver such notice by Seller shall be deemed Seller’s refusal to cause the removal of such New Exception. If Seller is unwilling or unable to cause the removal of such New Exception, Buyer shall have the right within two (2) Business Days thereafter in which to waive such objection to title and proceed to Closing, or terminate this Agreement, in which case Section 14(a) shall apply. Failure by Buyer to deliver notice of waiver shall be deemed Buyer’s objection to title and election to terminate this Agreement. Buyer agrees that “removal” of a New Exception shall include the Title Company’s willingness to endorse over such exception or provide affirmative assurance to Buyer of no loss or damage to Buyer from such New Exception.
(j)    Survey. Seller has provided Buyer with a copy of an ALTA/NSPS survey of the Property (the “Survey”). If Buyer elects ALTA extended coverage title insurance, with survey coverage, Buyer shall have the right, at its cost, to update, modify, amend or re-certify the Survey as necessary in order for the Title Company to delete the survey exception from the Title Policy or to otherwise satisfy Buyer’s objectives. Seller will consent to the use and update of such Survey by Buyer, at Buyer’s cost. Buyer shall have the right to object to any matters shown in the Survey no later than six (6) Business Days prior to the end of

Purchase and Sale Agreement

the Due Diligence Period in accordance with Section 4(h). The receipt of an updated Survey shall not be a condition precedent to Buyer’s obligation to close the escrow.
(k)    Title Commitment during Due Diligence Period. Buyer shall use diligent, good faith efforts to obtain from the Title Company no later than the end of the Due Diligence Period, such assurances and commitments as to policy form, coverage and endorsements as Buyer may request for the Title Policy. Delivery of the Approval Notice to Seller prior to the end of the Due Diligence Period shall constitute Buyer’s approval of matters affecting title to the Property, including any such matters as are shown on the Survey, subject to Buyer’s rights under Section 4(h) and 4(j) and any New Exceptions. Buyer may elect to obtain an owner’s ALTA extended coverage title insurance policy, and such endorsements thereto as Buyer may require, which endorsements shall be at Buyer’s cost. Seller shall execute and deliver to the Title Company the form of owner’s title affidavit set forth in Exhibit F to this Agreement, as modified to reflect any necessary, state-specific format for such affidavit; provided, however, that in no event shall Seller be required to execute or deliver any owner’s title affidavit that includes any indemnity obligations, or that contains statements or representations that are not qualified to Seller’s actual knowledge. It shall be a condition to Buyer’s obligation to close the Escrow that the Title Company not be unwilling or unable to deliver to Buyer as of the Closing its irrevocable commitment to issue to Buyer its Title Policy consistent in all material respects with the commitment, if any, made by the Title Company as of the Approval Date, subject to New Exceptions approved by Buyer. For the avoidance of doubt, and without limiting the foregoing, if, as of the delivery of the Approval Notice, Buyer is negotiating with the Title Company as to the terms, coverage or endorsements to the Title Policy, it shall not be a condition to Buyer’s obligation to close Escrow that the Title Company agree to such requests by Buyer or provide the coverage or assurances sought by Buyer. If, prior to the Approval Date, Buyer fails to obtain a commitment from the Title Company generally or as to any particular exception or term of the Title Policy sought by Buyer, Buyer shall be deemed, as of giving of the Approval Notice, to have waived objections to such matters (notwithstanding any further efforts to address such issues with the Title Company, and notwithstanding any agreement by Seller to cooperate with Buyer or the Title Company in addressing such matters) and approved all exceptions to title other than Monetary Liens and subsequent New Exceptions.
(l)    Buyer’s Right to Terminate. At any time up to the Approval Date, Buyer has the unqualified right to terminate this Agreement and obtain a full refund of the Earnest Money (and any interest thereon), subject to Buyer’s obligations to return Due Diligence Materials to Seller as provided in the Section entitled “Conditions to Closing.” On or before the end of the Due Diligence Period, if Buyer is satisfied with its due diligence review of the Property and matters affecting the Property and wishes to proceed with the acquisition of the Property under this Agreement, Buyer shall give the Seller written notice of its approval of the Property and election to proceed under this Agreement (the “Approval Notice”). If Buyer fails to deliver an Approval Notice to Seller on or before the end of the Due Diligence Period, Buyer shall be deemed to have elected to terminate this Agreement, the Agreement shall automatically terminate as of the end of the Due Diligence Period, and Buyer’s Earnest Money (and any interest thereon) shall immediately be returned to Buyer. If Buyer timely

Purchase and Sale Agreement

delivers its Approval Notice to Seller, the Earnest Money shall become non-refundable to Buyer except as specifically set forth herein.
5.Conditions to Closing.
(a)    Buyer Closing Conditions. The conditions set forth in this Section 5(a) are conditions precedent to Buyer’s obligation to acquire the Property (“Buyer Closing Conditions”). The Buyer Closing Conditions are intended solely for the benefit of Buyer. If any of the Buyer Closing Conditions is not satisfied, Buyer shall have the right in its sole discretion either to waive the Buyer Closing Condition and proceed with the acquisition of the Property without adjustment to the Consideration or terminate this Agreement by written notice to Seller and the Escrow Holder.
(i)    Conveyances by Seller. At the Closing, Seller shall convey to Buyer all of its right, title and interest to the Property by executing and delivering all documents required to be delivered by Seller pursuant to the Section entitled “Closing and Escrow.”

(ii)    Representations and Warranties; Performance. The representations and warranties of the Seller contained in Addendum II shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, and Seller shall have timely performed all obligations and covenants of Seller under this Agreement requiring performance prior to the Closing.
(iii)    Title Company Commitment. The Title Company shall not have withdrawn or modified in any material respect its commitment made as of the Approval Date (if any), to issue the Title Policy at the Closing, subject to New Exceptions approved by Buyer.
(iv)    Tenant Estoppel. Seller shall have delivered to Buyer the Tenant Estoppel from the Tenant, on or before the Business Day that is three (3) Business Days prior to the Closing Date, as required under Section 8 hereunder.
(b)    Seller Closing Conditions. The conditions set forth in this Section 5(b) are conditions precedent to Seller’s obligation to sell the Property (“Seller Closing Conditions”). The Seller Closing Conditions are intended solely for the benefit of Seller. If any of the Seller Closing Conditions is not satisfied, Seller shall have the right in its sole discretion either to waive the Seller Closing Condition and proceed with the transaction or terminate this Agreement by written notice to Buyer and the Escrow Holder.
(i)    Lender Consent and Agreement. The Existing Lender shall have confirmed in writing to Seller that all conditions to the release of the Property from such lender’s mortgage have been satisfied, and the Existing Lender shall have released the Property from such mortgage. Seller shall use commercially reasonable efforts to secure the release of the Property from the mortgage of the Existing Lender, but the failure to obtain such release as of the Closing Date shall not be a default on the part

Purchase and Sale Agreement

of Seller. Seller shall have the right, but not the obligation, to extend the Closing for a period up to fifteen (15) days in order to obtain such release.
(ii)    Tax Clearance. Seller shall have received a Certificate of Tax Compliance from the South Carolina Department of Revenue.
(iii)    Representations and Warranties; Performance. The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the Closing Date as though made at and as of the Closing Date, and Buyer shall have timely performed all covenants and obligations of Buyer under this Agreement requiring performance prior to the Closing.
(c)    Deemed Approval of Conditions. In the event that any Party having the right of cancellation hereunder based on failure of a condition precedent set forth herein does not inform the other Party and Escrow Holder in writing of the failure of any condition precedent made for the benefit of such Party prior to the Closing, such failure shall be deemed to have been waived, effective as of the Closing; provided that a Party shall not be deemed to have waived any claim for breach of any representation or warranty by the other Party unless such Party has Actual Knowledge of such breach prior to Closing.
(d)    Return of Materials. Upon termination of this Agreement and the escrow for failure of a condition precedent or upon termination by Buyer prior to the end of the Due Diligence Period, and upon Seller’s written request, Buyer shall return to Seller or otherwise delete or destroy all Due Diligence Materials delivered to Buyer by Seller.
6.Closing and Escrow.
(a)    Closing. The Closing shall occur through the Closing Attorney (or at its election, the Escrow Holder) on the Closing Date.
(b)    Deposit of Agreement and Escrow Instructions. The Parties shall promptly deposit a fully executed copy of this Agreement with Escrow Holder and Closing Attorney and this Agreement shall serve as escrow instructions to Escrow Holder for consummation of the transactions contemplated hereby. Neither Escrow Holder or Closing Attorney is a party to this Agreement and its execution and acknowledgement of this Agreement is solely for the purpose of acknowledging receipt of a copy of this Agreement, and is not a condition to the effectiveness of this Agreement as between Buyer and Seller. The Parties agree to execute such additional escrow instructions as may be appropriate to enable Escrow Holder and Closing Attorney to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control unless such supplementary instructions are signed by both Buyer and Seller and a contrary intent is expressly indicated in such supplementary instructions. Seller and Buyer hereby designate Escrow Holder as the “reporting person” for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.

Purchase and Sale Agreement

(c)    Seller’s Deliveries to Escrow. At or before the Closing, Seller shall deliver to the Escrow Holder, in escrow, the following:
(i)    the duly executed and acknowledged Deed;
(ii)    a duly executed Assignment of Lease;
(iii)    a duly executed Assignment and Assumption of Warranties and other General Intangibles;
(iv)    a FIRPTA affidavit (in the form attached as Exhibit D) pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, and on which Buyer is entitled to rely, that Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code, and any equivalents required by the state in which the Property is located;
(v)    an owner’s title affidavit in the form attached hereto as Exhibit F, duly executed by Seller;
(vi)    a settlement statement approved and signed on behalf of Seller; and
(vii)    any other instruments, records or correspondence called for hereunder which have not previously been delivered.
(d)    Seller’s Deliveries to Buyer.
(i)    Deliveries at Closing. At or before the Closing, Seller shall deliver to Buyer the following:
a)    a Rent Roll dated as of the first day of the month in which the Closing Date occurs;
b)    subject to Seller’s obligations in Section 8, a duly executed original Tenant Estoppel;
c)    one original form notice to Tenant, informing it of this transaction; and
d)    all keys, combinations and electronic passwords to the Property.
(ii)    Deliveries After Closing. Promptly after Closing, Seller shall deliver to Buyer the following, to the extent they have not already been delivered:
a)    the original of the Lease, to the extent available; and
b)    any other instruments, records or correspondence called for hereunder which have not previously been delivered, to the extent available.

Purchase and Sale Agreement

(e)    Buyer’s Deliveries to Escrow. At or before the Closing, Buyer shall deliver or cause to be delivered in escrow to the Escrow Holder the following:
(i)    a duly executed Assignment of Lease;
(ii)    a duly executed Assignment and Assumption of Warranties and other General Intangibles;
(iii)    a duly executed SCID 3601, pursuant to Section 38-75-960 S.C. Code of Laws 1976, as amended, and a duly executed Notice of Availability of Title Insurance, in the form provided by the Closing Attorney;
(iv)    a settlement statement approved and signed on behalf of Buyer; and
(v)    the Cash.
(f)    Deposit of Other Instruments. Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or the Title Company or otherwise required to close the escrow and consummate the transactions described herein in accordance with the terms hereof.
7.Closing Adjustments and Prorations. With respect to the Property, the following adjustments shall be made, and the following procedures shall be followed:
(a)    Basis of Prorations. All prorations shall be calculated as of 12:01 a.m. on the Closing Date, on the basis of a 365-day year, meaning Buyer shall be deemed to be the owner of the Property for the full Closing Date.
(b)    Items Not to be Prorated. There shall be no prorations or adjustments of any kind with respect to:
(i)    Insurance Premiums. Buyer shall be responsible to obtain insurance covering such risks as Buyer deems necessary or appropriate, commencing as of the Closing Date. Seller shall cancel any insurance for the Property obtained by Seller effective as of the Closing Date. If Tenant has obtained insurance for the Property naming Seller as an additional insured or loss payee, Seller and Buyer shall cooperate in removing Seller as a named insured or loss payee effective as of the Closing Date, and causing Buyer to become the named insured or loss payee as of the Closing Date.
(ii)    Delinquent Rents for Full Months Prior to the Month in which the Closing Occurred. Delinquent Rents for full months prior to the month in which the Closing occurs shall remain the property of Seller, and Buyer shall have no claim thereto, whether collected before or after the Closing. Seller shall have the right to take collection measures against any delinquent Tenant (including litigation), however Seller shall not seek any remedy which would interfere with Tenant’s continued occupancy and full use of its premises under such Tenant's Lease, or

Purchase and Sale Agreement

Buyer’s rights to receive Rents with respect to any period from or after the Closing Date. In the event that Buyer collects any delinquent Rents relating to any period before the Closing Date, Buyer shall promptly pay such amounts over to Seller in accordance with the procedures set forth in subsection (d) below. Buyer shall use commercially reasonable efforts to collect such amounts due from any Tenant; provided that Buyer shall not be required to interfere with the Tenant’s continued occupancy and full use of its premises under such Tenant’s Lease, or Buyer’s rights to receive Rents or Additional Rent with respect to any period beginning on the Closing Date.
(c)    Closing Adjustments. Prior to Closing, Seller shall prepare and deliver to Buyer for review, comment and agreement, a proration statement for the Property, and each Party shall be credited or charged at the Closing, in accordance with the following:
(i)    Rents and Additional Rents. Seller shall account to Buyer for any Rents and Additional Rents actually collected by Seller for the rental period in which the Closing occurs, and Buyer shall be credited for its pro rata share.
(ii)    Expenses.
a)    Prepaid Expenses. To the extent Expenses have been paid prior to the Closing Date for the period after the Closing Date, Seller shall account to Buyer for such prepaid Expenses, and Seller shall be credited for the amount of such prepaid Expenses applicable to the period after the Closing Date.
b)    Unpaid Expenses. To the extent Expenses relating to the period prior to the Closing Date are unpaid as of the Closing Date but are ascertainable, Buyer shall be credited for Seller’s pro rata share of such Expenses for the period prior to the Closing Date (and Buyer shall assume the obligation to pay for said Expenses). If Seller has paid Expenses payable by Tenant, but Seller has not been reimbursed by Tenant, Buyer shall credit Seller at Closing for the amount paid by Seller, and Buyer shall thereafter have the right to collect those Expenses from Tenant after the Closing.
c)    Property Taxes. Real property taxes and any special assessments (collectively, “Property Taxes”) for the Property are payable by Tenant. Accordingly, Property Taxes shall not be prorated as of the Closing, but if as of the Closing Seller has paid any Property Taxes but has not been reimbursed by Tenant, Buyer shall credit Seller at Closing for the amount paid by Seller, and Buyer shall thereafter have the right to collect those Property Taxes directly from Tenant after the Closing. Buyer shall be solely responsible for any increased taxes resulting from the change in ownership of the Property from Seller to Buyer or resulting from an increased tax levy based upon the Consideration paid hereunder.

Purchase and Sale Agreement

(iii)    Utility Deposits. With respect to any deposits with utility companies, if any of the underlying utility contracts or agreements is assignable by Seller to Buyer, then Seller shall transfer to Buyer the applicable deposits, and Buyer shall credit Seller at the Closing with the actual amount of such deposits transferred to Buyer.
(iv)    Tenant’s Work Reimbursement Credit. Pursuant to sections 4 and 6 of the Third Amendment to the Lease, dated February 2, 2017, the Tenant is entitled to be reimbursed by the Seller as “Landlord” under the Lease for the cost of certain improvements to the demised premises, up to an amount referred to in the Third Amendment to the Lease as the “Tenant’s Work Reimbursement Credit,” all on the terms and conditions set forth in the Third Amendment to the Lease (the “TI Credit”). As of the Effective Date of this Agreement, the outstanding amount of the TI Credit (which outstanding amount has been neither demanded by nor paid to the Tenant) is $86,956.68. At the Closing, Seller shall give Buyer a credit for the total amount of the TI Credit that remains outstanding as of the Closing Date, and pursuant to the Assignment of Lease, Buyer shall thereafter be solely responsible for all reimbursements due and owing or to be made to the Tenant in connection with the “Tenant’s Work Reimbursement Credit.”
(d)    Post-Closing Adjustments. After the Closing Date, Seller and Buyer shall make post-Closing adjustments in accordance with the following:
(i)    Non-delinquent Rents. If either Buyer or Seller collects any non-delinquent Rents or Additional Rents applicable to the month in which the Closing occurred, such Rents or Additional Rents shall be prorated as of the Closing Date and paid to the Party entitled thereto within ten (10) days after receipt.
(ii)    Delinquent Rents for month in which the Closing occurred. If either Buyer or Seller collects any Rents or Additional Rents that were delinquent as of the Closing Date and that relate to the rental period in which the Closing occurred, then such Rents or Additional Rents shall be applied in the following order of priority: first, to reimburse Buyer or Seller for all reasonable out-of-pocket, third-party collection costs actually incurred by Buyer or Seller in collecting such Rents or Additional Rents (including the portion thereof relating to the period after the Closing Date); second, to satisfy Tenant’s Rent or Additional Rent obligations relating to the period after the Closing Date; and third, to satisfy such delinquent Rent or Additional Rent obligations relating to the period prior to the Closing Date. Seller shall have the right to take collection measures (including litigation) against Tenant for any delinquent Rent, however Seller shall not seek any remedy which would interfere with Tenant’s continued occupancy and full use of its premises under the Lease, or Buyer’s rights to receive Rent with respect to any period from or after the Closing Date. Buyer shall use commercially reasonable efforts to collect such amounts due from Tenant; provided that Buyer shall not be required to interfere with Tenant’s continued occupancy and full use of its premises under the Lease, or Buyer’s rights

Purchase and Sale Agreement

to receive Rent or Additional Rent with respect to any period beginning on the Closing Date.
(iii)    Percentage Rents. To the extent that Buyer receives any Percentage Rents after the Closing Date that are applicable to the period of time before the Closing Date (including any such amounts received after any cut-off date for prorated rents set forth in this Section 7), Buyer shall render an accounting to Seller with respect to such Percentage Rents and such Percentage Rents shall be applied in the following order of priority: (i) first to Buyer for the period covered by such Percentage Rents following the calendar month in which the Closing occurred until the Tenant under its Lease is current with respect to all Percentage Rents applicable to periods after the Closing Date, and all expenses reasonably incurred by Buyer collecting such rents, (ii) then to Seller and Buyer for the calendar month in which the Closing occurred with such rents and other similar payments being prorated in the same manner as otherwise provided in this Section 7 at Closing and on the Closing Statement, and (iii) then to Seller for the period prior to the month in which the Closing occurred. If Percentage Rents are based on other than a month-to-month basis (e.g., on a quarterly or annual basis), Percentage Rents collected by Buyer after the Closing Date and applicable to the period of time before the Closing Date shall be prorated as of the Closing Date based on the number of days in such period for which such Percentage Rents are paid.
(iv)    Expenses. With respect to any invoice received by Buyer or Seller after the Closing Date for Expenses that are not payable by Tenant and that relate to the period in which the Closing occurred and for which a proration was not made at the Closing pursuant to the proration statement delivered to Buyer by Seller prior to the Closing, the Party receiving such invoice shall give the other Party written notice of such invoice, and the other Party shall have thirty (30) days to review and approve the accuracy of any such invoice. If the Parties agree that the invoice is accurate and should be paid, Seller shall compute Seller’s pro rata share, write a check for that amount in favor of the vendor, and then send the invoice and check to Buyer, in which case Buyer agrees that it will pay for its share and forward the invoice and the two payments to the vendor.
(v)    Additional Rents; Payment of 2017 Expenses by Tenant; True Up. To the extent that Seller has actually collected any portion of Expenses from Tenant under the Lease as Additional Rents for calendar year 2017, Seller may retain all such Additional Rents in amounts not to exceed such Expenses actually paid, as determined by the 2017 Stub Reconciliation (defined below). Within sixty (60) days after the Closing, Seller shall prepare and deliver to Buyer a reconciliation Expense statement for the period from and after January 1, 2017, to but not including the Closing Date (the “2017 Stub Reconciliation”). If the 2017 Stub Reconciliation evidences that Seller under-collected Expenses from Tenant for such period, Buyer shall pay such amounts to Seller within thirty (30) days after delivery of the 2017 Stub Reconciliation, and Buyer shall be responsible to collect such amounts from

Purchase and Sale Agreement

Tenant. If the 2017 Stub Reconciliation evidences that Seller has over-collected Additional Rent from Tenant for such period and Buyer did not receive a credit at Closing for the Expenses to which such Additional Rents applies, Seller shall pay such over-collected amounts to Buyer within thirty (30) days after delivery of the 2017 Stub Reconciliation, and Buyer shall thereafter be responsible for making reimbursement to Tenant or applying the same to Expenses in accordance with the Lease. The 2017 Stub Reconciliation shall be final and binding on the parties as to 2017 Additional Rent and shall not be subject to modification or adjustment based on subsequent or later reconciliations prepared by Buyer or required under the Lease.
(vi)    Survival of Obligations. The obligations of Seller and Buyer under the Subsection entitled “Post-Closing Adjustments” shall survive the Closing for a period of six (6) months from the Closing Date, at which point all such adjustments shall be made in a final accounting and all prorations hereunder shall be deemed final for all purposes.
(e)    Allocation of Closing Costs. Closing costs shall be allocated as set forth below:
(i)    Escrow fee charged by Escrow Holder: 100% to Seller.
(ii)    Closing Attorney fees and costs (other than for preparation of the title commitment and Title Policy): 50% to Buyer and 50% to Seller.
(iii)    Recording fees for Deed, other transaction documents and any documents in connection with any financing for Buyer: 100% to Buyer.
(iv)    Cost of preparation of title commitment by the Closing Attorney and Title Company: 100% to Buyer.
(v)    Title insurance premiums and other costs for the Title Policy: 100% to Buyer.
(vi)    Transfer taxes and deed tax: 100% to Seller; mortgage taxes, if any, 100% to Buyer.
(vii)    Survey costs: 100% to Buyer for any new survey required by Buyer or any updates, modifications and recertification of any existing survey provided by Seller.
(viii)    Attorneys’ Fees: Each party to pay its own fees.
(ix)    Other: According to custom where the Property is located.
8.Tenant Estoppel. Seller shall use commercially reasonable efforts to obtain a Tenant Estoppel from Tenant, substantially in the form attached hereto as Exhibit E. Seller shall deliver the completed Tenant Estoppel to Buyer when received by Seller, and shall use commercially reasonable efforts to deliver the Tenant Estoppel to Buyer no later than three (3) Business Days prior the Closing Date. It shall be a condition to Buyer’s obligation to close the acquisition of the Property that, not later than the Closing Date, Seller shall have delivered to Buyer a Tenant Estoppel

Purchase and Sale Agreement

which (i) is dated no earlier than thirty (30) days prior to the Closing Date, (ii) conforms to the most recent Rent Roll, (iii) alleges no defaults, offsets, or claims against Seller, and (iv) alleges no facts that are inconsistent in any material respect with the representations and warranties of Seller in this Agreement or the Due Diligence Materials provided by Seller to Buyer. Notwithstanding anything in this Agreement, Buyer agrees that the delivery by Tenant of an estoppel certificate meeting the requirements of the foregoing subclauses (i), (ii), (iii) and (iv) and either (A) substantially in the form attached to or required under such Tenant’s Lease, or (B) on a commercially reasonable, standard form of the Tenant in the case of any Tenant with a national or regional presence and multiple locations, shall be accepted by Buyer.
9.Transfer of Property “As Is”.
(a)EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER MADE IN THIS AGREEMENT, BUYER, FOR ITSELF, ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, ACKNOWLEDGES THAT NO SELLER RELATED PARTY HAS MADE ANY ORAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES WHATSOEVER TO BUYER, WHETHER EXPRESS OR IMPLIED, REGARDING THE PROPERTY OR ANY CONSTITUENT ELEMENT OF THE PROPERTY (INCLUDING THE LAND, IMPROVEMENTS, LEASE, GENERAL INTANGIBLES OR CONTRACTS) AND, IN PARTICULAR, NO SUCH REPRESENTATIONS, WARRANTIES, GUARANTIES OR PROMISES HAVE BEEN MADE WITH RESPECT TO THE PHYSICAL CONDITION OR OPERATION OF THE PROPERTY, TITLE TO OR THE BOUNDARIES OF THE PROPERTY, SOIL CONDITIONS, THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE, DISCOVERY, RELEASE, THREATENED RELEASE OR REMOVAL OF HAZARDOUS MATERIALS (INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF ASBESTOS OR ASBESTOS CONTAINING MATERIALS), THE ACTUAL OR PROJECTED REVENUE AND EXPENSES FOR THE PROPERTY, THE ZONING AND OTHER LAWS, REGULATIONS OR RULES APPLICABLE TO THE PROPERTY OR THE COMPLIANCE OF THE PROPERTY THEREWITH, THE QUANTITY, QUALITY OR CONDITION OF THE PERSONAL PROPERTY INCLUDED IN THE TRANSACTIONS CONTEMPLATED HEREBY, THE USE OR OCCUPANCY OF THE PROPERTY OR ANY PART THEREOF, OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT AS, AND SOLELY TO THE EXTENT, SPECIFICALLY SET FORTH IN THIS AGREEMENT. EXCEPT FOR ITS RELIANCE ON THE REPRESENTATIONS AND WARRANTIES OF SELLER SPECIFICALLY SET FORTH HEREIN AND SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY “AS IS, WHERE-IS, AND WITH ALL FAULTS” IN ITS PRESENT CONDITION, SUBJECT IN THE CASE OF THE REAL PROPERTY TO REASONABLE USE, WEAR AND TEAR, BETWEEN THE DATE HEREOF AND THE CLOSING DATE, AND FURTHER AGREES THAT EXCEPT FOR ANY BREACH OF ITS REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH HEREIN, SELLER SHALL NOT BE LIABLE FOR ANY LATENT

Purchase and Sale Agreement

DEFECTS IN THE PROPERTY OR BOUND IN ANY MANNER WHATSOEVER BY ANY GUARANTEES, PROMISES, PROJECTIONS, OPERATING STATEMENTS, SETUPS OR OTHER INFORMATION PERTAINING TO THE PROPERTY MADE, FURNISHED OR CLAIMED TO HAVE BEEN MADE OR FURNISHED BY SELLER OR ANY SELLER RELATED PARTY, WHETHER ORALLY OR IN WRITING.
(a)Buyer’s approval of the Property under Section 4(l) above is Buyer’s acknowledgement that it will have reviewed or have had adequate time and opportunity to review the Due Diligence Materials and conduct its diligence review of the Property and matters affecting the Property.
(b)Buyer further acknowledges that certain of the Due Diligence Materials may have been prepared by parties other than Seller and Seller makes no representation or warranty of any kind whatsoever, express or implied, as to the accuracy or completeness of any Due Diligence Materials prepared by third parties.
(c)Buyer acknowledges that it has not relied upon any representations or warranties by Seller or any Seller Related Party not specifically set forth herein, and has entered into this Agreement after having made and relied solely on its own independent investigation, inspections, analyses, appraisals and evaluations of facts and circumstances.
(d)Buyer is an experienced purchaser of commercial real properties, and has retained, or has access to, advisors and consultants sophisticated in the purchase of commercial real property. Buyer and its advisors have experience in acquiring, owning and operating real property in the nature of the Property. Buyer is familiar with the risks associated with sale transactions that involve purchases based on limited information, representations and disclosures. Buyer understands and is freely taking all risks involved in connection with this transaction.
(e)Buyer acknowledges that, except as specifically set forth herein, Seller hereby specifically disclaims any warranty or guaranty, oral or written, implied or arising by operation of law, and any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect to the Property.
(f)Except for those matters expressly set forth in this Agreement to survive the Closing and except for the agreements of Seller and Buyer set forth in the closing documents or otherwise entered into at the Closing, Buyer agrees that Buyer’s acceptance of the Deed shall be and be deemed to be an agreement by Buyer that Seller has fully performed, discharged and complied with all of Seller’s obligations, covenants and agreements hereunder and that Seller shall have no further liability with respect thereto.
(g)AS A MATERIAL INDUCEMENT TO SELLER TO AGREE TO SELL THE PROPERTY TO BUYER AND TO EXECUTE THIS AGREEMENT, EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED TO THE CONTRARY HEREIN OR IN THE DEED AND OTHER INSTRUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, OR ANY ACTION FOR BREACH OF ANY REPRESENTATION, WARRANTY AND/OR COVENANT OF SELLER

Purchase and Sale Agreement

SPECIFICALLY SET FORTH HEREIN, BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY WAIVES, RELEASES, ACQUITS AND FOREVER DISCHARGES THE SELLER RELATED PARTIES FROM ALL CLAIMS, CAUSES OF ACTION, DEMANDS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEY’S FEES AND DISBURSEMENTS WHETHER SUIT IS INSTITUTED OR NOT) WHICH BUYER HAS OR MAY HAVE IN THE FUTURE ON ACCOUNT OF OR IN ANY WAY ARISING OUT OF THE PROPERTY OR ANY OF ITS CONSTITUENT ELEMENTS (INCLUDING THE LAND, THE IMPROVEMENTS, THE GENERAL INTANGIBLES, THE CONTRACTS AND THE LEASE), INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO (I) ALL MATTERS DESCRIBED IN SUBPARAGRAPH (A), ABOVE AS ACCEPTED BY BUYER IN “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION, (II) THE STRUCTURAL AND PHYSICAL CONDITION OF THE REAL PROPERTY OR ITS SURROUNDINGS, (III) THE FINANCIAL CONDITION OF THE OPERATION OF THE PROPERTY EITHER BEFORE OR AFTER THE CLOSING DATE, (IV) ANY LAW, ORDINANCE, RULE, REGULATION, RESTRICTION OR LEGAL REQUIREMENT WHICH IS NOW OR MAY HEREAFTER BE APPLICABLE TO THE PROPERTY, (V) THE FINANCIAL CONDITION OR STATUS OF TENANT OR TENANCY FOR THE PROPERTY, (VI) THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY OR THE APPLICABILITY TO THE PROPERTY OF ANY ENVIRONMENTAL LAWS, AS SUCH ACTS MAY BE AMENDED FROM TIME TO TIME, OR ANY OTHER FEDERAL, STATE OR LOCAL STATUTE OR REGULATION RELATING TO ENVIRONMENTAL CONTAMINATION AT, IN OR UNDER THE PROPERTY, (VII) THE PRESENCE OR CONDITION OF UNDERGROUND STORAGE TANKS AT THE PROPERTY, OR THEIR COMPLIANCE WITH APPLICABLE LAWS, (VIII) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER ENVIRONMENTAL LAWS (AS DEFINED IN ADDENDUM 1), WHETHER ARISING BASED ON EVENTS THAT OCCURRED BEFORE, DURING, OR AFTER SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY AND WHETHER BASED ON THEORIES OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ENVIRONMENTAL LAWS (AS DEFINED IN ADDENDUM 1) OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, SELLER SHALL REMAIN LIABLE FOR, AND BUYER DOES NOT WAIVE OR RELEASE CLAIMS BASED ON FRAUD, GROSS

Purchase and Sale Agreement

NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SELLER OR ANY SELLER RELATED PARTY, OR BASED ON SELLER’S FAILURE TO DISCLOSE TO BUYER ANY MATERIAL FACT OF WHICH SELLER HAS ACTUAL KNOWLEDGE. BUYER SHALL NOT MAKE OR INSTITUTE ANY CLAIMS AGAINST ANY OF THE SELLER RELATED PARTIES WHICH ARE INCONSISTENT WITH THE FOREGOING. BUYER AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS. THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OR WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST, WHICH IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE TO SELLER. IN THIS CONNECTION AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, BUYER AGREES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES AND ACKNOWLEDGES THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE, AND ACQUIT THE SELLER RELATED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES EXCEPT TO THE EXTENT CAUSED BY FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SELLER OR ANY SELLER RELATED PARTY. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL. BUYER ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SECTION 9 AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SECTION 9 ARE A MATERIAL PART OF THIS AGREEMENT.
Buyer’s Initials ______
(h)In no event shall Seller be liable to Buyer for any incidental, special, exemplary, punitive or consequential damages, including, without limitation, loss of profits or revenue, interference with business operations, loss of tenants, lenders, investors, buyers, diminution in value of the Property, or inability to use the Property, due to the condition of the Property.
(i)THIS SECTION 9 SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED, OR TERMINATION OF THIS AGREEMENT, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PROPERTY.

Purchase and Sale Agreement

10.Seller’s Representations and Warranties.
(a)    Seller’s Representations and Warranties. Seller represents and warrants to Buyer the matters set forth on Addendum II, which is incorporated herein by this reference as though fully set forth herein. Other than as expressly contained in this Agreement and Addendum II, Seller makes no representations or warranties of any kind relating to the Property or its condition or fitness. Buyer is entitled to rely on Seller’s representations and warranties notwithstanding Buyer’s inspection and investigation of the Property, except to the extent that Buyer has Actual Knowledge on or before the Closing Date that any such representation or warranty is inaccurate in any material respect, and such inaccuracy did not result from a Seller R&W Breach (as defined below). Seller shall promptly notify Buyer if, prior to the Closing, Seller has Actual Knowledge that any representation or warranty of Seller was inaccurate in any material respect on the Effective Date (a “Seller R&W Breach”), or was true when given on the Effective Date but became inaccurate in any material respect after the Effective Date (a “Seller R&W Change”).
(b)    Seller R&W Breach. If, prior to the Closing, Buyer has Actual Knowledge (whether from Seller or its own investigation) that a Seller R&W Breach has occurred and Seller is unable to cure such Seller R&W Breach within ten (10) days after notice from Buyer of such Seller R&W Breach, such Seller R&W Breach shall be a default on the part of Seller, and Buyer shall have the right, as its sole and exclusive remedies, to (i) terminate this Agreement, upon which termination the Earnest Money (plus interest earned thereon) shall be returned to Buyer, and if such Seller R&W Breach has resulted in a loss in excess of the Material Damage Floor, Seller shall pay the Expense Reimbursement to Buyer, in which case the Parties shall have no further rights or obligations under this Agreement except for those rights and obligations which expressly survive termination of this Agreement, or (ii) waive such Seller R&W Breach and proceed to Closing.
(c)    Seller R&W Change. If, prior to the Closing, Buyer has Actual Knowledge (whether from Seller or its own investigation) that a Seller R&W Change has occurred, such Seller R&W Change was not caused by a material breach by Seller of its covenants under this Agreement or by an affirmative, intentional act on the part of Seller which caused such representation and warranty to become inaccurate in any material respect, and Seller is unable within ten (10) days after notice from Buyer of such R&W Change to eliminate such inaccuracy, Buyer shall have the right, as its sole and exclusive remedy, to (i) terminate this Agreement, upon which termination the Earnest Money (plus interest earned thereon) shall be returned to Buyer and the Parties shall have no further rights or obligations under this Agreement except for those rights and obligations which expressly survive termination of this Agreement, or (ii) waive such Seller R&W Change and proceed to Closing.
(d)    Seller R&W Change Caused By Seller. If, however, such Seller R&W Change was caused by a material breach by Seller of its covenants under this Agreement or by an affirmative, intentional act on the part of Seller which caused such representation and warranty to become inaccurate in any material respect, such Seller R&W Change shall constitute a Seller R&W Breach, and if Seller is unable to cure such Seller R&W Breach

Purchase and Sale Agreement

within ten (10) days after notice from Buyer of such Seller R&W Breach, such Seller R&W Breach shall be a default on the part of Seller, and Buyer, in its sole discretion, shall have the right, as its sole and exclusive remedies, to (i) terminate this Agreement, upon which termination the Earnest Money (plus interest earned thereon) shall be returned to Buyer, and if such Seller R&W Breach has resulted in a loss in excess of the Material Damage Floor, Seller shall pay the Expense Reimbursement to Buyer within ten (10) Business Days after delivery to Seller of reasonable evidence of the loss sustained by Buyer and a statement of Buyer’s reimbursable expenses, in which case the Parties shall have no further rights or obligations under this Agreement except for those rights and obligations which expressly survive termination of this Agreement, or (ii) waive such Seller R&W Breach and proceed to Closing.
(e)    Prior Knowledge of Inaccuracy. If, prior to the Closing, Buyer has Actual Knowledge that any representation or warranty of Seller is inaccurate in any material respect and Buyer consummates the Closing, such representation or warranty shall be deemed modified by Buyer’s Actual Knowledge.
(f)    Seller Post-Closing Liability for Breach. Seller shall be liable to Buyer for damages resulting from a breach by Seller of any one or more of the representations and warranties of Seller made herein, only if (i) the breach thereof is first discovered subsequent to Closing, (ii) the claim thereon is asserted by Buyer to Seller in writing on or before the date one hundred eighty (180) days after Closing, and (iii) the amount of any such loss, cost, liability, damage and expense suffered by Buyer (when aggregated with all other amounts for which Seller may be liable in connection with breaches of its representations, warranties or covenants under this Agreement) shall exceed the Material Damage Floor. In no event shall the amount of any such loss, cost, liability, damage and expense for which Seller shall be liable under this Section 10 (when aggregated with all other damages for which Seller may be liable in connection with breaches of its representations, warranties or covenants under this Agreement) exceed the Material Damage Ceiling.
11.Buyer’s Representations and Warranties. Buyer hereby represents and warrants, as of the Effective Date and as of the Closing Date, to Seller as follows:
(a)Buyer is duly organized, validly existing and in good standing under the laws of the State of its formation, and as of the Closing will be qualified to do business in the State in which the Property is located.
(b)Buyer has full power and authority to execute and deliver this Agreement and to perform all of the terms and conditions hereof to be performed by Buyer and to consummate the transactions contemplated hereby. This Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing have been duly executed and delivered by Buyer and are or at the time of Closing will be the legal, valid and binding obligation of Buyer and enforceable against Buyer in accordance with its or their respective terms, except as the enforcement thereof may be limited by applicable Creditors’ Rights Laws. Buyer is not presently subject to any bankruptcy, insolvency, reorganization, moratorium, or similar proceeding.

Purchase and Sale Agreement

(c)The entities and individuals executing this Agreement and the instruments referenced herein on behalf of Buyer and its constituent entities, if any, have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.
(d)Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will violate or conflict, in any material respect, with any provision of Buyer’s organizational documents or to Buyer’s Actual Knowledge any statute, regulation or rule, or, to Buyer’s Actual Knowledge, any injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Buyer is subject, and which violation or conflict would have a material adverse effect on Buyer. Buyer is not a party to any contract or subject to any other legal restriction that would prevent fulfillment by Buyer of all of the terms and conditions of this Agreement or compliance with any of the obligations under it.
(e)To Buyer’s Actual Knowledge all material consents required from any governmental authority or third party in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby have been made or obtained or shall have been made or obtained by the Closing Date. Complete and correct copies of all such consents shall be delivered to Seller.
(f)Buyer has made (or will make prior to the Closing Date) an independent investigation with regard to the Property, will have ascertained to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws codes and regulations, and Buyer’s intended use thereof, including without limitation, review and/or approval of matters disclosed by Seller pursuant to this Agreement.
(g)There is no litigation pending or, to Buyer’s Actual Knowledge, threatened, against Buyer or any basis therefor that might materially and detrimentally affect the ability of Buyer to perform its obligations under this Agreement. Buyer shall notify Seller promptly of any such litigation of which Buyer becomes aware.
(h)Buyer is not, nor is any person who owns a controlling interest in or otherwise controls Buyer, (a) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (b) a person either (i) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (ii) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), 66 Fed. Reg. 49079 (effective September 24, 2001, and published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). Neither Buyer nor any of its principals or affiliates is (x) a person or entity with which Seller is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, or that commits, threatens or conspires to commit

Purchase and Sale Agreement

or supports “terrorism” as defined in the Executive Orders, or (y) is directly or indirectly affiliated or associated with a person or entity listed in the preceding clause (x). To the best knowledge of Buyer, neither Buyer nor any of its principals or affiliates, nor any brokers or other agents acting in any capacity in connection with the transactions contemplated herein (I) directly or indirectly deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders, (II) directly or indirectly engages in any transaction in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering or (III) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. As used herein, “Anti-Terrorism Law” means the OFAC Laws and Regulations, the Executive Orders and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.
12.Risk of Loss.
(a)Notice of Loss. If, prior to the Closing Date, any portion of the Property suffers a Minor or Major Loss, Seller shall immediately notify Buyer of that fact, which notice shall include sufficient detail to apprise Buyer of the current status of the Property following such loss, the insurance providing coverage with respect thereto, and the amount offered under any proposed condemnation award.
(b)Minor Loss. Buyer’s obligations hereunder shall not be affected by the occurrence of a Minor Loss, provided that: (i) upon the Closing, the amount of any insurance proceeds or condemnation awards collected by Seller as a result of such Minor Loss (together with the amount of any applicable insurance deductible) are sufficient to cover the Minor Loss, in which case Seller shall provide Buyer with a credit against the Consideration equal to the amount of such proceeds or condemnation awards, plus the amount of any applicable insurance deductible; or (ii) insurance or condemnation proceeds available to Seller (together with the amount of any applicable insurance deductible) are sufficient to cover the cost of restoration of the Minor Loss and the insurance carrier has admitted in writing liability for the payment of such costs. If subclause (ii) applies, then Seller’s right, title and interest to such proceeds or awards shall be assigned to Buyer at the Closing, together with a credit against the Consideration in the amount of any insurance deductible. If neither subclause (i) nor (ii) applies, then Buyer shall have the same rights with respect to such Minor Loss as if it were a Major Loss; provided, however, Seller shall have the right, at Seller’s option and election, to credit to Buyer as of the Closing the amount of such Minor Loss, in which case such Minor Loss shall not be treated as a Major Loss and Buyer shall be obligated to proceed with the transactions contemplated by this Agreement. This provision shall not limit any of the Buyer’s repair obligations under the Lease.
(c)Major Loss. In the event of a Major Loss, Buyer may, at its option to be exercised by written notice to Seller within twenty (20) days of Seller’s notice to Buyer of the occurrence thereof, elect to either (i) terminate this Agreement, or (ii) consummate the

Purchase and Sale Agreement

acquisition of the Property for the full Consideration, subject to the following. If Buyer elects to proceed with the acquisition of the Property, then the Closing shall be postponed if necessary, to occur on the later of the then-scheduled Closing Date or the date which is ten (10) Business Days after Buyer makes such election and, upon the Closing, Buyer shall be given a credit against the Consideration equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of such Major Loss, plus the amount of any insurance deductible. If the proceeds or awards have not been collected as of the Closing, then Seller’s right, title and interest to such proceeds or awards shall be assigned to Buyer, and Seller will cooperate with Buyer as reasonably requested by Buyer in the collection of such proceeds or award. If Buyer fails to give Seller notice within such twenty (20) day period, then Buyer will be deemed to have elected to terminate this Agreement. If the Agreement is not terminated, Buyer shall be responsible for performance by Buyer as “landlord” under the Lease, including any repair obligations of landlord, and nothing herein shall limit Buyer’s repair obligations or other obligations under the Lease.
13.Seller’s Continued Operation of the Property.
(a)General. Except as otherwise contemplated or permitted by this Agreement or approved by Buyer in writing, from the Effective Date to the Closing Date Seller will operate, maintain and repair the Property in a prudent manner, in the ordinary course of business, on an arm’s-length basis and consistent with its past practices.
(b)Actions Requiring Buyer’s Consent. Notwithstanding the above terms of this Section, from the Approval Date until the Closing Date, Seller shall not, without the prior written approval of Buyer, which approval shall not be unreasonably withheld or delayed, take any of the following actions except as required by law or existing contractual obligations of Seller:
(i)    Leases. Execute any new Lease or renew the Lease; or bring an action to enforce the Lease; or terminate the Lease; or modify or waive any material term of the Lease; provided, however, that if Seller has delivered notice to Buyer of Seller’s request for Buyer’s approval and Buyer has not responded to Seller’s request for approval within three (3) Business Days, then Buyer shall be deemed to have approved the Lease activity in question; or
(ii)    Contracts. Except as otherwise required under this Agreement, enter into, execute or terminate any easement agreement, management agreement or any lease, contract, agreement or other commitment of any sort (including any contract for capital items or expenditures), with respect to the Property that will survive the Closing and be binding on Buyer or the Property after the Closing; provided, however, that if Seller has delivered notice to Buyer of Seller’s request for Buyer’s approval and Buyer has not responded to Seller’s request for approval within three (3) Business Days, then Buyer shall be deemed to have approved the activity in question.

Purchase and Sale Agreement

(c)Condition of Roof. Buyer acknowledges that the roof on the Improvements is the original roof and may require repair or replacement, the cost of which shall be borne by Buyer. Seller shall have no obligation to make any pre-closing repairs or replacement of all or any portion of the roof and Buyer agrees to acquire the Property, if at all, with the roof in its then-current “as-is, where-is, with all faults” condition, as provided in Section 9 above.
14.Non-Consummation of the Transaction. If the transaction is not consummated on or before the Closing Date, the following provisions shall apply:
(a)No Default. If the purchase and sale of the Property under this Agreement is not consummated for a reason other than a default by one of the Parties, then (i) the Escrow Holder and each Party shall return to the depositor thereof the Earnest Money and all other funds and items which were deposited hereunder; and (ii) Seller and Buyer shall each bear one-half of any Escrow cancellation charges. Any return of funds or other items by the Escrow Holder or any Party as provided herein shall not relieve either Party of any liability it may have for its wrongful failure to close.
(b)Default by Seller. If the transaction is not consummated as a result of a default by Seller, then Buyer, as its sole and only remedies hereunder, to the exclusion of all other potential remedies under this Agreement, at law or in equity, may either (i) terminate this Agreement by delivery of notice of termination to Seller, whereupon (A) the Earnest Money plus interest accrued thereon shall be immediately returned to Buyer, and (B) Seller shall pay to Buyer its Expense Reimbursement, in which case neither Party shall have any further rights or obligations hereunder other than those rights and obligations which expressly survive termination of this Agreement; or (ii) continue this Agreement pending Buyer’s action for specific performance, provided, however, that any such action for specific performance shall not include an action for damages and shall be filed and served by Buyer within thirty (30) days of the date which is the later of (x) the attempted termination of this Agreement in writing by Seller, or (y) the date on which Buyer has Actual Knowledge of the event or occurrence comprising the alleged default on the part of Seller, it being the intent of the Parties hereto that any failure of Buyer to meet the time deadline set for filing shall be deemed to be Buyer’s election to waive and relinquish any rights to enforce specific performance of this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) in no event or circumstance shall Seller be liable to Buyer in connection with any breach or default on the part of Seller under this Agreement for any incidental, special, exemplary, punitive or consequential damages, including, without limitation, loss of profits or revenue, interference with business operations, loss of tenants, lenders, investors, buyers, diminution in value of the Property, or inability to use the Property, and (ii) in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Seller or Seller’s property management company (each a “Seller Party” and collectively, the “Seller Parties”) have any personal liability under this Agreement. Buyer on its own behalf and on behalf of its agents, members, partners, employees, representatives, officers, directors, agents, related and affiliated entities, successors and assigns (collectively, the “Buyer Parties”) hereby

Purchase and Sale Agreement

waives any and all rights to assert or claim personal liability under this Agreement against any Seller Party.
Buyer’s Initials
(c)Default by Buyer. If the Closing does not occur as a result of a default by Buyer, then (i) Buyer shall pay all escrow cancellation charges, (ii) to the extent it has not previously been delivered to Seller, the Escrow Holder shall deliver the Earnest Money to Seller as its full and complete liquidated damages and its sole and exclusive remedy for Buyer’s default (provided that this provision shall not limit the Seller’s right to enforce Buyer’s obligations pursuant to Sections 4(c), 15(f) and 15(l), and to obtain monetary damages from Buyer pursuant to those provisions above and beyond any amounts collected pursuant to this liquidated damages provision), and (iii) this Agreement shall be terminated. If the transaction is not consummated because of a default by Buyer, the Earnest Money together with the interest accrued thereon shall be paid to and retained by Seller as liquidated damages. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES (IN ADDITION TO ANY FEES AND COSTS TO WHICH SELLER IS ENTITLED UNDER SECTION 15(l)) AND AS SELLER’S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER; PROVIDED, HOWEVER, NOTHING HEREIN SHALL RELIEVE BUYER OF THE INDEMNITY OBLIGATIONS OF BUYER UNDER SECTIONS 4(c) AND 15(f), WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT. Notwithstanding anything to the contrary contained in this Section 14(c), in the event of (i) Buyer’s default under this Agreement, (ii) a termination of this Agreement by Buyer, or (iii) a termination of this Agreement by Seller as a result of a default on the part of Buyer, Seller shall have all remedies available at law or in equity if, subsequent to or in connection with any of the foregoing events in subphrases (i), (ii) or (iii), Buyer or any Person related to or affiliated with Buyer asserts any claims or right to the Property that (y) delays or prevents Seller from having clear, indefeasible, and marketable title to the Property or (z) constitutes slander of title to the Property. In all other events, Seller’s remedies shall be limited to those described in this Section 14(c) and Sections 15(f) and 15(l) hereof. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Buyer fails to perform any obligation of Buyer under this Agreement.
INITIALS: Seller _____ Buyer _____
15.Miscellaneous
(a)Disclosure of Transaction. Except as may be permitted in Section 15(o) below, prior to Closing neither Party shall publicly announce or discuss the execution of this Agreement or the transaction contemplated hereby without the prior written consent of the

Purchase and Sale Agreement

other Party, which shall not be unreasonably withheld. Notwithstanding the foregoing, nothing herein shall limit or restrict any public announcement or notification which Seller or any Affiliate is required to make under the applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended and the rules and regulations adopted by the Securities and Exchange Commission thereunder.
(b)Possession. Possession of the Property shall be delivered to Buyer upon the Closing.
(c)Force Majeure. Seller’s corporate headquarters are located in San Mateo, California. If during the term of this Agreement, there occurs a Force Majeure Event (a fire or other casualty, act of God, riot or other civil disturbance, or any other event out of the control of Seller that prevents Seller from having access to and use of its headquarters facility for the conduct of its operations), Seller shall have the right, exercisable by written notice to Buyer within five (5) Business Days of the date of the Force Majeure Event, to extend any period for Seller’s performance hereunder by a period of time equal to the time that Seller reasonably anticipates that it will be unable to use its headquarters, but not to exceed fourteen (14) days.
(d)Tax Protest. If, as a result of any tax protest, there is any refund or reduction of real property or other tax or assessment relating to the Property applicable to the period prior to Closing, Seller shall be entitled to receive or retain the applicable prorata portion of such refund or the benefit of such reduction, less equitable prorated costs of collection and subject to the rights of Tenant under the Lease as to any such refunds. To the extent any such tax protest or proceeding is ongoing as of the Closing, Seller shall have the right, but not the obligation, to continue to pursue such protest or proceeding following the Closing, but only to the extent that it applies to the pre-Closing tax periods. Any settlement of such a tax protest, however, shall be subject to the prior written approval of Buyer if such settlement would reasonably result in an increase in Property Taxes applicable to the period from and after the Closing Date, in excess of any increase resulting from the conveyance of the Property to Buyer.
(e)Notices. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) delivery of email on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. local time at the location of the recipient’s mailing address (otherwise, the next following Business Day) (provided that such email contains in all uppercase letters the words “OFFICIAL NOTICE” in the subject line and generates no “out of office” response or other message that such delivery was ineffective or delayed), (ii) personal delivery, (iii) confirmed telecopy delivery on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. local time at the location of the recipient’s mailing address (otherwise, the next following Business Day), (iv) one (1) Business Day after being deposited with Federal Express, DHL Worldwide Express or another reliable, nationally-recognized overnight courier service prior to the specified delivery deadline for next-day service, specifying an address to which such courier makes overnight deliveries, or (v) two (2) Business Days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as

Purchase and Sale Agreement

indicated below, or such other address as either Party may from time to time specify in writing to the other. A notice, consent or approval sent in the above manner by counsel to a Party (whether or not identified below as a “copy to” recipient) shall constitute effective delivery of such notice, consent or approval and shall be binding on such Party as if sent by such Party.

If to Buyer:	If to Seller:

Kamin Realty LLC 490 South Highland Avenue Pittsburgh, PA 15206 Attention: Daniel G. Kamin Fax No. (412) 661-8160 Email: jweight@kaminrealty.com	TNP SRT Portfolio II, LLC c/o Glenborough, LLC 66 Bovet Road, Suite 100 San Mateo, CA 94402 Attention: Alan Shapiro Fax No.: 650-343-9690 Email: alan.shapiro@glenborough.com

with a copy to:	with a copy to:
John Micheal Studeny, Esq. BNY Mellon Center 500 Grant Street, 25th Floor Pittsburgh, PA 15219 Fax No. (412) 391-7500 Email: jstudeny@studenylaw.com	TNP SRT Portfolio II, LLC c/o Glenborough, LLC 66 Bovet Road, Suite 100 San Mateo, CA 94402 Attention: G. Lee Burns, Jr. Fax No.: 650-343-9690 Email: chip.burns@glenborough.com

(f)Brokers and Finder. Seller has engaged Seller’s Broker to act as Seller’s representative in this transaction, and Seller has sole responsibility for the payment of any amounts due to Seller’s Broker as a result of this transaction, pursuant to a separate written agreement. Buyer has engaged Buyer’s Broker as Buyer’s representative in this transaction. Buyer’s Broker shall be entitled to a portion of the commission payable by Seller to Seller’s Broker, pursuant to a separate agreement between Seller’s Broker and Buyer’s Broker. Any commission or finder’s fee due to Buyer’s Broker other than pursuant to the separate agreement between Buyer’s Broker and Seller’s Broker shall be paid by Buyer. Except as set forth in the preceding sentences of this paragraph, neither Party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction through any real estate broker or other person who can claim a right to a commission or finder’s fee in connection with the transactions contemplated in this Agreement. In the event that any broker or finder perfects a claim for a commission or finder’s fee based upon any such contact, dealings or communication, the Party through whom the broker or finder makes its claim shall be responsible for said commission or fee and shall indemnify and hold harmless the other Party from and against all liabilities, losses, costs and expenses (including reasonable attorneys’ fees) arising in connection with such claim for a commission or finder’s fee. The provisions of this subsection shall survive the Closing or the termination of this Agreement.

Purchase and Sale Agreement

(g)Successors and Assigns. Subject to the following, this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors, heirs, administrators and assigns. Buyer shall have the right to assign this Agreement in whole or in part to an Affiliate of Buyer at any time before the Closing Date. Buyer shall have no other right to assign this Agreement. Any such assignee(s) shall execute and deliver to Seller a written assignment prepared by Seller and reasonably acceptable to Buyer, pursuant to which such assignee assumes all obligations of Buyer, without releasing Buyer from any obligation hereunder.
(h)Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.
(i)Governing Law. The substantive laws of the State in which the Property is located, without reference to its conflict of law provisions, will govern the validity, construction, and enforcement of this Agreement and the Transaction Documents.
(j)Merger of Prior Agreements. This Agreement and the Addenda, Exhibits and Schedules hereto constitute the entire agreement between the Parties and supersede all prior agreements and understandings between the Parties relating to the subject matter hereof.
(k)Time for Performance. Any time deadlines contained herein shall be calculated by reference to calendar days unless otherwise specifically noted. For notice purposes hereunder, days shall be deemed to end at 5:00 p.m., local time, in the State in which the Property is located. In the event that any time periods for performance hereunder fall on a day that is not a Business Day, the date for performance shall be the next following Business Day.
(l)Enforcement. If either Party fails to perform any of its obligations under this Agreement or if a dispute arises between the Parties concerning the meaning or interpretation of any provision of this Agreement, then the defaulting Party or the Party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other Party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, arbitration or court costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either Party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.
(m)Time of the Essence. THE TIME FRAMES AND DEADLINES FOR PERFORMANCE IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE TIME FRAMES AND DEADLINES SET FORTH IN SECTIONS 2, 3 AND 4 WITH RESPECT TO THE EARNEST MONEY, TITLE APPROVAL AND DILIGENCE REVIEW) HAVE BEEN NEGOTIATED BY THE PARTIES AND ARE A MATERIAL PART OF THE CONSIDERATION BETWEEN THE PARTIES. THE PARTIES HERETO AGREE THAT TIME IS OF THE ESSENCE WITH RESPECT TO THIS AGREEMENT,

Purchase and Sale Agreement

AND ALL OF THE TIME FRAMES AND DEADLINES SET FORTH IN THIS AGREEMENT.
INITIALS: Seller _____ Buyer _____
(n)Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.
(o)Confidentiality. Buyer and Seller shall each maintain as confidential any and all material or information about the other, or in the case of Buyer and its agents, employees, consultants and contractors, about the Property, and shall not disclose such information to any third party, except, in the case of information about the Property or the Seller, to Buyer’s investment bankers, investors, lender or prospective lenders, insurance and reinsurance firms, attorneys, environmental assessment and remediation service firms and consultants, as may be reasonably required for the consummation of this transaction and/or as required by law.
(p)Counterparts. This Agreement may be executed in counterparts or duplicate originals, each of which shall be deemed an original but all or which together shall constitute as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed and delivered by facsimile or electronic transmission and the Parties agree that such facsimile or electronic (e.g., pdf) execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each Party may use such facsimile or electronic signatures as evidence of the execution and delivery of this Agreement by the Parties to the same extent that an original signature could be used.
(q)Addenda, Exhibits and Schedules. All addenda, exhibits and schedules referred to herein are, unless otherwise indicated, incorporated herein by this reference as though set forth herein in full. The Exhibits, Addenda and Schedules to this Agreement are:
Exhibit A – Deed
Exhibit B – Assignment and Assumption of Lease
Exhibit C – Assignment and Assumption of Warranties and other General
Intangibles
Exhibit D – Certificate of Transferor Other than an Individual (FIRPTA
Affidavit)
Exhibit E – Form of Tenant Estoppel
Exhibit F – Form of Owner’s Title Affidavit

Addendum I – Definitions
Addendum II – Seller’s Representations and Warranties

Schedule 1 – Due Diligence Materials

Purchase and Sale Agreement

Schedule 2 – Description of Land
Schedule 3 – Environmental Reports
Schedule 4 – Rent Roll
Schedule 5 – Exceptions to Seller Representations and Warranties

(r)Construction. Headings at the beginning of each section and subsection are solely for the convenience of the Parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the Parties, but rather as if both Parties had prepared the same.
(s)Tax Free Exchange. As an accommodation to Buyer, Seller agrees to cooperate with Buyer to accomplish an I.R.C. Section 1031 like kind tax deferred exchange, provided that the following terms and conditions are met; (i) Buyer shall give Seller notice of any desired exchange not later than five (5) days prior to the Closing Date; (ii) Seller shall in no way be liable for any additional costs, fees and/or expenses relating to the exchange; (iii) if, for whatever reason, the Closing does not occur, Seller shall have no responsibility or liability to the third party involved in the exchange transaction, if any; and (iv) Seller shall not be required to make any representations or warranties nor assume or incur any obligations or personal liability whatsoever in connection with the exchange transaction. Buyer indemnifies and agrees to hold Seller and each Seller Related Party harmless from and against any and all causes, claims, demands, liabilities, costs and expenses, including attorneys’ fees, as a result of or in connection with any such exchange. As an accommodation to Seller, Buyer agrees to cooperate with Seller to accomplish an I.R.C. Section 1031 like kind tax deferred exchange, provided that the following terms and conditions are met; (i) Seller shall give Buyer notice of any desired exchange not later than five (5) days prior to the Closing Date; (ii) Buyer shall in no way be liable for any additional costs, fees and/or expenses relating to the exchange; (iii) if, for whatever reason, the Closing does not occur, Buyer shall have no responsibility or liability to the third party involved in the exchange transaction, if any; and (iv) Buyer shall not be required to make any representations or warranties nor assume or incur any obligations or personal liability whatsoever in connection with the exchange transaction. Seller indemnifies and agrees to hold Buyer harmless from and against any and all causes, claims, demands, liabilities, costs and expenses, including attorneys’ fees, as a result of or in connection with any such exchange.
(t)Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY

Purchase and Sale Agreement

CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY THE OTHER PARTY AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT. Each party hereby authorizes and empowers the other to file this Section and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.
[Signatures on following page]

Purchase and Sale Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

SELLER:

TNP SRT PORTFOLIO II, LLC,
a Delaware limited liability company

By:
Name:
Title:

BUYER:

KAMIN REALTY LLC,
a Delaware limited liability company

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Purchase and Sale Agreement

First American Title Insurance Company

The undersigned executes this Agreement for the purpose of acknowledging receipt of a fully executed copy of the Agreement.

ESCROW HOLDER:

First American Title Insurance Company
National Commercial Services

By:
Erwin Broekhuis
Commercial Escrow Officer

CLOSING ATTORNEY, in its capacity as supervising attorney for, and agent of, First American Title Insurance Company:

Rogers Townsend & Thomas, PC, as agent for
First American Title Insurance Company

By:
Kara M. Bailey
Supervising Attorney

Purchase and Sale Agreement

EXHIBIT A

DEED

STATE OF SOUTH CAROLINA    )
)
COUNTY OF _______________     )

LIMITED WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS, THAT ___________________ (hereinafter referred to as Grantor) for and in consideration of __________________ ($_________)  Dollars, to it in hand paid at and before the sealing of these presents, by ______________________ (hereinafter referred to as Grantee), in the State aforesaid (the receipt whereof is hereby acknowledged) has granted, bargained, sold and released, and by these presents does grant, bargain, sell and release unto the said Grantee, its successors and assigns, the following described real property to-wit:

SEE ATTACHED LEGAL DESCRIPTION IN EXHIBIT A

Derivation:

TMS#:

Grantee's Address:

This conveyance is made subject to easements and/or restrictions of record and otherwise affecting the property.

TOGETHER with all and singular, the rights, members, hereditaments and appurtenances to the said Premises belonging, or in any wise incident or appertaining.

TO HAVE AND TO HOLD, all and singular, the said premises before mentioned unto the said, Grantee, its successors and assigns, forever.

AND THE SAID GRANTOR does hereby bind itself and its successors and assigns to warrant and forever defend, all and singular, the said premises unto the said Grantee, its successors and assigns, against the said Grantor and its successors and assigns forever.

IN WITNESS WHEREOF, the said Grantor has hereunto set its hand and seal this ______ day of __________, _____.

SIGNED SEALED AND DELIVERED        GRANTOR:
IN THE PRESENCE OF:

_______________________                                      _____________________________
Witness No. 1

Purchase and Sale Agreement
Exhibit A – Deed

_______________________
Witness No. 2

Purchase and Sale Agreement
Exhibit A – Deed
Acknowledgment

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of CALIFORNIA        )
    ) ss.
County of                 )

On _________________ ___, 201_, before me, _____________________________________________ (here insert name and title of officer), personally appeared ___________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity(ies) upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.
Signature ________________________________                (Seal)

Purchase and Sale Agreement
Exhibit A – Deed
Acknowledgment

EXHIBIT A

Legal Description

[TO COME FROM TITLE COMPANY]

Purchase and Sale Agreement
Exhibit A – Deed
Exhibit A – Legal Description

EXHIBIT B

Permitted Encumbrances

Insert all of the following as Permitted Encumbrances:

1.    All encumbrances included in the exhibits to the vesting deed by which Seller acquired title to the Property;

2.    All of the Permitted Exceptions; and

3.    All matters shown on the Survey.

Purchase and Sale Agreement
Exhibit A – Deed
Exhibit B – Permitted Encumbrances

EXHIBIT B
ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (“Assignment”) dated as of __________, 2017, is entered into by and between TNP SRT PORTFOLIO II, LLC, a Delaware limited liability company (“Assignor”), and ____________________________ a _________________________ (“Assignee”).
W I T N E S S E T H:
WHEREAS, Assignor is the lessor under a lease executed with respect to that certain real property located at 1436 J.A. Cochran Bypass, Chester, South Carolina (the “Property”), as more fully described in Exhibit A attached hereto, which lease is described in the Rent Roll attached hereto as Schedule 1 (the “Lease”); and
WHEREAS, Assignor has entered into that certain Purchase and Sale Agreement (the “Agreement”) by which title to the Property is being transferred to Assignee; and
WHEREAS, Assignor desires to assign its interest as lessor in the Lease to Assignee, and Assignee desires to accept the assignment thereof;
NOW, THEREFORE, in consideration of the promises and conditions contained herein, the Parties hereby agree as follows:
1.Effective as of the Closing Date (as defined in the Agreement), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease, and any guarantees related thereto, and Assignee hereby accepts such assignment and agrees to assume the obligations of Landlord under the Lease; provided, however, Assignor hereby indemnifies and holds Assignee harmless from any action, cause of action, loss, cost, claim or expense, including without limitation reasonable attorneys’ fees arising out of or related to a breach or default on the part of Assignor as Landlord under the Lease occurring before the date of this Assignment. Assignee hereby indemnifies and holds Assignor harmless from any action, cause of action, loss, cost, claim or expense, including without limitation reasonable attorneys’ fees arising out of or related to a breach or default on the part of Assignee as Landlord under the Lease occurring on or after the date of this Assignment. Notwithstanding the foregoing, if Assignee acquires the Property and (i) the Tenant Estoppel delivered to Assignee on or before the Closing identifies any event, occurrence or matter (whether or not characterized as a breach, default or failure to perform on the part of Assignor) as to which Assignor is or would be required to indemnify Assignee hereunder if such event, occurrence or matter would, with the passage of time or notice or both, constitute a breach, default or failure to perform under the Lease on the part of Assignor, or (ii) Assignee had Actual Knowledge (as defined in the Agreement) as of or prior to the Closing of any event, occurrence or matter (whether or not characterized as a breach, default or failure to perform on the part of Assignor) as to which Assignor is or would be required to indemnify Assignee hereunder if such event, occurrence or matter would, with the passage of time or notice or both, constitute a breach, default or failure to perform under the Lease on the part of Assignor, then in either such instance Assignor shall not be responsible for,

Purchase and Sale Agreement
Exhibit B – Assignment and Assumption of Lease

or obligated to indemnify or hold Assignee harmless from any such event, occurrence or matter or the resulting breach, default or failure to perform.
2.If either Party hereto fails to perform any of its obligations under this Assignment or if a dispute arises between the Parties hereto concerning the meaning or interpretation of any provision of this Assignment, then the defaulting Party or the Party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other Party on account of such default and/or in enforcing or establishing its rights hereunder including, without limitation, court costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either Party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
3.This Assignment shall be binding on and inure to the benefit of the Parties hereto, their heirs, executors, administrators, successors in interest and assigns.
4.The substantive laws of the State in which the Property is located, without reference to its conflict of law provisions, will govern the validity, construction, and enforcement of this Assignment.
5.This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Capitalized terms used but not defined in this Assignment have the meaning given to such terms in the Agreement.

[Signatures on following page]

Purchase and Sale Agreement
Exhibit B – Assignment and Assumption of Lease

IN WITNESS WHEREOF Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

TNP SRT PORTFOLIO II, LLC,
a Delaware limited liability company

By:      [EXHIBIT – DO NOT SIGN]
Name:
Title:

ASSIGNEE:

,
a

By:     [EXHIBIT – DO NOT SIGN]
Name:
Title:

Purchase and Sale Agreement
Exhibit B – Assignment and Assumption of Lease

EXHIBIT A
TO ASSIGNMENT AND ASSUMPTION OF LEASE

REAL PROPERTY DESCRIPTION

Purchase and Sale Agreement
Exhibit B – Assignment and Assumption of Lease
Exhibit A – Real Property Description

SCHEDULE 1
TO ASSIGNMENT AND ASSUMPTION OF LEASE

RENT ROLL

Purchase and Sale Agreement
Exhibit B – Assignment and Assumption of Lease
Schedule 1 – Rent Roll

EXHIBIT C

ASSIGNMENT AND ASSUMPTION OF WARRANTIES AND OTHER GENERAL INTANGIBLES

This Assignment and Assumption of Warranties and Other General Intangibles (“Assignment”) is made and entered into as of ________, 2017, by TNP SRT PORTFOLIO II, LLC, a Delaware limited liability company (“Assignor”), to _________________________, a ________________ (“Assignee”), pursuant to that certain Purchase and Sale Agreement (the “Agreement”) between Assignor and Assignee relating to the real property owned by Assignor and located at 1436 J.A. Cochran Bypass, Chester, South Carolina. Capitalized terms used but not defined in this Assignment have the meaning given to such terms in the Agreement.
1.    For good and valuable consideration, the receipt of which is hereby acknowledged, effective as of the Closing Date (as defined in the Agreement), Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:
(a)    all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of that certain real property described in Exhibit A attached hereto including, without limitation, those warranties and guaranties listed in Schedule 1 attached hereto (collectively, “Warranties”); provided however, that to the extent there are any third party costs, expenses or fees in connection with the assignment of any Warranties, including, without limitation, reliance fees or transfer fees, Seller shall not be obligated to assign such Warranties to Buyer unless Buyer pays all such costs, expenses and fees;
(b)    any General Intangibles (as defined in the Agreement); and
(c)    any Service Contracts (as defined in the Agreement) listed on Schedule 2 attached hereto.
Assignor and Assignee further hereby agree and covenant as follows:
2.    Effective as of the Closing Date, Assignee hereby assumes all of Assignor’s obligations under the Warranties, General Intangibles and Service Contracts and agrees to indemnify, protect and defend Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees and costs and court costs, originating on or subsequent to the Closing Date and arising out of failure on the part of Assignee to perform the obligations of owner under the Service Contracts requiring performance on or after the Closing Date.
3.    If either Party hereto fails to perform any of its obligations under this Assignment or if a dispute arises between the Parties hereto concerning the meaning or interpretation of any provision of this Assignment, then the defaulting Party or the Party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other Party on account of such default and/or in

Purchase and Sale Agreement
Exhibit C – Assignment and Assumption of Warranties and Other General Intangibles

enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either Party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys, fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.
4.    Assignor hereby covenants that Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee any new or confirmatory instruments which Assignee may reasonably request in order to fully assign, transfer to and vest in Assignee, and to protect Assignee’s right, title and interest in and to, any of the items assigned herein or to otherwise realize upon or enjoy such rights in and to those items.
5.    This Assignment shall be binding on and inure to the benefit of the Parties hereto, their heirs, executors, administrators, successors in interest and assigns.
6.    The substantive laws of the State in which the Property is located, without reference to its conflict of law provisions, will govern the validity, construction, and enforcement of this Assignment.
7.    This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signatures on following page]

Purchase and Sale Agreement
Exhibit C – Assignment and Assumption of Warranties and Other General Intangibles

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

TNP SRT PORTFOLIO II, LLC,
a Delaware limited liability company

By:     [EXHIBIT – DO NOT SIGN]
Name:
Title:

ASSIGNEE:

,
a

By:     [EXHIBIT – DO NOT SIGN]
Name:
Title:

Purchase and Sale Agreement
Exhibit C – Assignment and Assumption of Warranties and Other General Intangibles

EXHIBIT A
TO
ASSIGNMENT AND ASSUMPTION OF WARRANTIES
AND OTHER GENERAL INTANGIBLES

REAL PROPERTY DESCRIPTION

Purchase and Sale Agreement
Exhibit C – Assignment and Assumption of Warranties and Other General Intangibles
Exhibit A – Real Property Description

SCHEDULE 1
TO
ASSIGNMENT AND ASSUMPTION OF WARRANTIES
AND OTHER GENERAL INTANGIBLES

WARRANTIES

Purchase and Sale Agreement
Exhibit C – Assignment and Assumption of Warranties and Other General Intangibles
Schedule 1 – Warranties

SCHEDULE 2
TO
ASSIGNMENT AND ASSUMPTION OF WARRANTIES
AND OTHER GENERAL INTANGIBLES

SERVICE CONTRACTS

Purchase and Sale Agreement
Exhibit C – Assignment and Assumption of Warranties and Other General Intangibles
Schedule 2 – Service Contracts

EXHIBIT D

CERTIFICATE OF TRANSFEROR
OTHER THAN AN INDIVIDUAL
(FIRPTA AFFIDAVIT)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _______________________________, a __________________________, the transferee of certain real property located at 1436 J.A. Cochran Bypass, Chester, South Carolina, that withholding of tax is not required upon the disposition of such U.S. real property interest by TNP SRT PORTFOLIO II, LLC, a Delaware limited liability company and wholly owned subsidiary of ______________________________, LLC, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.    Transferor is not a disregarded entity as defined in Income Tax Regulations §1.1445-2(b)(2)(iii);

3.    Transferor’s U.S. employer identification number is __________; and

4.	Transferor’s office address is: c/o Glenborough, LLC
66 Bovet Road, Suite 100
San Mateo, CA 94402

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated: ______________________, 2017.

[EXHIBIT – DO NOT SIGN]

on behalf of:

____________________________, LLC,
a Delaware limited liability company

Purchase and Sale Agreement
Exhibit D – Certificate of Transferor Other than an Individual (FIRPTA Affidavit)

EXHIBIT E

FORM OF TENANT ESTOPPEL

To:     ________________
________________
________________
Attn:

And:     TNP SRT PORTFOLIO II, LLC
c/o Glenborough, LLC
66 Bovet Road, Suite 100
San Mateo, CA 94402

Re:     BI-LO Store #5268
Cochran Bypass
1436 J.A. Cochran Bypass
Chester, South Carolina

Buyer intends to acquire from Landlord, as successor in interest to Original Landlord (defined below) the real property of which the Premises described below are a part. The undersigned, as tenant (“Tenant”) acknowledges the right of Landlord and Buyer to rely upon the statements and representations of the undersigned contained in this certificate, and further acknowledges that Buyer will be acquiring the Property and Lender will be lending on the Property in material reliance on this certificate.

1.     The undersigned, as Tenant of approximately 45,817 square feet of space (the “Premises”) under that certain Lease dated April 24, 1991 (the “Lease”) made with IRT Property Company, a Georgia corporation (the “Original Landlord”), covering space located at 1436 J.A. Cochran Bypass, Chester, South Carolina, hereby certifies to Lender, Buyer and Landlord, and their respective successors and assigns, as follows:

(a)     That attached hereto as Exhibit A is a true, correct and complete list of the Lease and all amendments thereto;

(b)     That the Lease is in full force and effect and has not been modified, supplemented or amended in any way except as set forth in Exhibit A. Tenant’s interest in the Lease has not been assigned or encumbered;

(c)     That the Lease, as amended as indicated in Exhibit A, represents the entire agreement between the parties as to said leasing of the Premises, and that there are no other agreements, written or oral, which affect the occupancy of the Premises by the undersigned;

(d)     That the commencement date of the term of the Lease was February 16, 1992;

Purchase and Sale Agreement
Exhibit E – Form of Tenant Estoppel

(e)     That the expiration date of the term of the Lease is September 30, 2026, including any presently exercised option or renewal term, and that the undersigned has no rights to renew, extend or cancel the Lease or to lease additional space in the Premises or the Building, except as expressly set forth in the Lease;

(f)     That the Tenant has no option or preferential right to purchase all or any part of the Premises (or any land or buildings of which the Premises are a part), and has no right or interest with respect to the Premises or the building on the Premises other than as Tenant under the Lease;

(g)     That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied. To the best of Tenant’s knowledge, on this date there are no existing defenses, offsets, claims or credits which the undersigned has against the enforcement of the Lease except for prepaid rent through ______________, 2017 (not to exceed one (1) month);

(h)     That all contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full except Tenant’s Work Reimbursement Credit in the amount of $86,956.68. All improvements or work required under the Lease to be made by Landlord to date, if any, have been completed to the satisfaction of the undersigned. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of the undersigned in the Building have been paid in full. The undersigned has accepted the Premises, subject to no conditions other than those set forth in the Lease. The undersigned has entered into occupancy of the Premises;

(i)     That the annual minimum rent currently payable under the Lease is $234,000.00 and such rent has been paid through ______________ ___, 2017;

(j)     That no Percentage rent (“Percentage Rent”) is due or owing under the Lease;

(k)    That the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent or other concession. No rents have been prepaid more than one (1) month in advance and full rental, including basic minimum rent, if any, has commenced to accrue;

(l)     That there are no defaults by Tenant or, to Tenant’s knowledge, Landlord under the Lease, and, to Tenant’s knowledge, no event has occurred or situation exists that would, with the passage of time or with notice, constitute a default or breach under the Lease;

(m)     That the undersigned has paid to Landlord a security deposit in the amount of $0; and

(n)     That as of this date there are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof.

Purchase and Sale Agreement
Exhibit E – Form of Tenant Estoppel

2.     The undersigned acknowledges the right of Landlord and Buyer, and their respective successors and assigns, to rely on the certifications and agreements in this Certificate in selling and buying the property of which the Premises are a part.

EXECUTED this ____ day of _____________, 2017.

TENANT:

BI-LO, LLC,
a Delaware limited liability company

By:
Print Name:
Print Title:

Purchase and Sale Agreement
Exhibit E – Form of Tenant Estoppel

EXHIBIT A

LIST OF LEASE AND ALL AMENDMENTS

Lease Agreement dated April 24, 1991
Confirmation of Lease Term Agreement dated March 17, 1992
First Lease Modification Agreement dated September 29, 1999
Memorandum of Lease dated November 7, 2005
Second Lease Modification Agreement dated January 16, 2007
Assignment of Lease dated October 28, 2008
Restrictive Covenants and Release from Memorandum of Lease dated April 9, 2011
Amended and Restated Memorandum of Lease dated January 31, 2012
First Amendment to Memorandum of Lease dated February 2, 2017
Third Amendment to Lease dated February 2, 2017

Purchase and Sale Agreement
Exhibit E – Form of Tenant Estoppel
Exhibit A – List of Lease and all Amendments

EXHIBIT F

FORM OF OWNER’S TITLE AFFIDAVIT

Date: ______________
Commitment Number: NCS -__________ (the “Commitment”)

To the actual knowledge of the undersigned, the following is hereby certified to First American Title Insurance Company (“Title Company”) with respect to the land described in the above Commitment.

1.	He/she is the ______________ of TNP SRT Portfolio II, LLC, a Delaware limited liability company (“Company”).

2.
The Company’s principal place of business is at     c/o Glenborough, LLC,     66 Bovet Road, Suite 100, San Mateo, CA 94402 and the Company’s previous place of business during the past ten years has been at 400 South El Camino, 11th Floor, San Mateo, CA 94402-1708.

3.	There have been no:

a.	Bankruptcy proceedings involving the Company or dissolution proceeding involving the Company during the time the Company had any interest in the premises described in the above Commitment (“Land”);

b.	Tax liens filed against the Company;

c.	Unsatisfied judgments of record against the Company, nor any actions pending in any courts, which affect the Land.

4.
Any bankruptcy proceedings or dissolution proceedings of record against entities with the same or similar names, during the time period in which the Company had any interest in the Land, are not against the Company.

5.	Any judgments or tax liens of record against entities with the same or similar names are not against the Company.

6.
There has/have been no labor or materials furnished to the Land at the request of the Company in the past 90 days and there are no plans for any labor or materials to be furnished to the Land at the request of the Company;

7.
There are no unrecorded contracts, leases, easements or other agreements or interest relating to the Land except the lease(s) shown on the rent roll attached hereto as Exhibit A, which the undersigned certifies is a true and correct copy of the Company’s rent roll.

8.	There are no persons in possession of any portion of the Land other than pursuant to a recorded document except tenants pursuant to the lease(s) shown on the rent roll attached hereto as Exhibit A.

9.
There are no encroachments or boundary line questions affecting the Land of which the undersigned has knowledge, other than as shown on any survey delivered to the Title Company for purposes of issuance of an ALTA Owner’s Policy.

The term “actual knowledge” of the undersigned, or references to the “knowledge” of the undersigned means the current, actual knowledge of Alan Shapiro as of the date of this affidavit, upon due inquiry but without

Purchase and Sale Agreement
Exhibit F – Form of Owner’s Title Affidavit

imputation of matters of record or constructive knowledge. The undersigned represents that Alan Shapiro is the person most likely to have current, actual knowledge of the matters described in this affidavit.

______________________________________

Name:

Purchase and Sale Agreement
Exhibit F – Form of Owner’s Title Affidavit

Exhibit A

Rent Roll

[To be attached]

Purchase and Sale Agreement
Exhibit F – Form of Owner’s Title Affidavit
Exhibit A – Rent Roll

ADDENDUM I

DEFINITIONS

Terms used in this Agreement shall have the meanings set forth below:

1.	2017 Stub Reconciliation. As defined in Section 7(d)(v).

2.
Actual Knowledge of Buyer (or Buyer’s Actual Knowledge.) The knowledge of any Responsible Individual of Buyer, without duty of inquiry; provided that so qualifying Buyer’s knowledge shall in no event give rise to any personal liability on the part of the Responsible Individual, on account of any breach of any representation and warranty of Buyer herein. Actual Knowledge shall not include constructive knowledge, imputed knowledge, or knowledge Buyer or such Responsible Individual do not have but could have obtained through further investigation or inquiry, but shall include information provided by Seller to Buyer in writing (including the Due Diligence Materials).

3.
Actual Knowledge of Seller (or Seller’s Actual Knowledge.) The knowledge of any Responsible Individual of Seller, without duty of inquiry; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of the Responsible Individual, on account of any breach of any representation and warranty of Seller herein. Actual Knowledge shall not include constructive knowledge, imputed knowledge, or knowledge Seller or such Responsible Individual do not have but could have obtained through further investigation or inquiry.

4.
Additional Rents. All amounts, other than Fixed Rents, due from Tenant under the Lease, including without limitation, percentage rents, escalation charges for real estate taxes, parking charges, marketing fund charges, reimbursement of Expenses, maintenance escalation rents or charges, cost of living increases or other charges of a similar nature, if any, and any additional charges and expenses payable under the Lease.

5.
Affiliate. Any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. An affiliate of a Person includes any officer, director, managing member, member or general partner, and any record or beneficial owner of more than 10% of any class of ownership interests in such Person.

6.	Agreement. This Agreement between Seller and Buyer, including all Addenda, Schedules and Exhibits attached hereto and incorporated herein by reference.

7.	Approval Date. The Business Day on or prior to the end of the Due Diligence Period on which Buyer delivers its Approval Notice to Seller.

8.	Approval Notice. Buyer’s notice delivered to Seller (if at all) under Section 4(l) of the Agreement.

Purchase and Sale Agreement
Addendum I – Definitions

9.	Assignment and Assumption of Warranties and Other General Intangibles. An Assignment and Assumption of Warranties and Other General Intangibles in the form attached to this Agreement as Exhibit C.

10.	Assignment of Lease. An Assignment and Assumption of Lease in the form attached to this Agreement as Exhibit B.

11.
Business Day. Any day other than a Saturday, Sunday or holiday on which national banks located in the State in which the Property is located or the State of California, are authorized or required by law to close for business.

12.	Buyer. The “Buyer” in the preamble to this Agreement.

13.
Buyer’s Agents. The employees, agents, contractors, consultants, officers, directors, representatives, managers and members of Buyer or its Affiliates, and such other Persons as are acting under the direction of, or on behalf of, Buyer or any Affiliate of Buyer.

14.	Buyer’s Broker. Tom Kallenbach.

15.	Buyer Closing Conditions. Conditions precedent to Buyer’s obligation to consummate this transaction, as set forth in Section 5(a).

16.	Cash. Immediately available funds to be paid by Buyer at the Closing, as provided in the Section entitled “Consideration.”

17.	Closing. The delivery of the Deed and the other documents required to be delivered hereunder and the payment of the Consideration.

18.
Closing Attorney. Rogers Townsend & Thomas, PC, as supervising attorney and agent for First American Title Insurance Company, located at 1221 Main Street, 14th Floor, Columbia South Carolina 29201; Attention: Kara M. Bailey, 803-744-1281 (direct), email kara.bailey@rtt-law.com.

19.	Closing Date. Fifteen (15) days after Buyer’s delivery of an Approval Notice.

20.	Consideration. The purchase price for the Property payable by Buyer to Seller as described in the Section entitled “Consideration.”

21.
Contracts. The service contracts, construction contracts for work in progress, any warranties thereunder, management contracts, unrecorded reciprocal easement agreements, operating agreements, maintenance agreements, franchise agreements and other similar agreements relating to the Property.

22.
Creditors’ Rights Laws. All bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, as well as general equitable principles whether or not the enforcement thereof is considered to be a proceeding at law or in equity.

Purchase and Sale Agreement
Addendum I – Definitions

23.	Day. The term “day” used herein and not capitalized means a calendar day.

24.	Deed. A deed in the form attached to this Agreement as Exhibit A.

25.	Due Diligence Materials. The materials described in Schedule 1 to this Agreement.

26.
Due Diligence Period. A period of time commencing on the Effective Date and ending at 5:00 p.m., local time, in the State in which the Property is located, on the twentieth (20th) day after the Effective Date.

27.	Earnest Money. The aggregate of the Initial Earnest Money Deposit and the Remaining Earnest Money Deposit.

28.	Effective Date. The date set forth in the preamble to this Agreement.

29.	Environmental Laws. All federal, state, local or administrative agency ordinances, laws, rules, regulations, orders or requirements relating to Hazardous Materials.

30.	Environmental Reports. All environmental reports and investigations relating to the Property which are available to Seller, which are listed on Schedule 3 to this Agreement.

31.
Escrow Holder. First American Title Insurance Company – National Commercial Services, at its office located at 2755 Campus Drive, Suite 125, San Mateo, CA 94403; Attention: Erwin J. Broekhuis, Commercial Escrow Officer, (650) 356-1729 (direct), email ebroekhuis@firstam.com.

32.	Existing Lender. The lender shown in the preliminary title report as holding the senior mortgage on the Property.

33.
Expenses. All operating expenses normal to the operation and maintenance of the Property, including without limitation: Property Taxes; current installments of any improvement bonds or assessments which are a lien on the Property or which are pending and may become a lien on the Property; water, sewer and utility charges; amounts payable under any Contract for any period in which the Closing occurs; and permits, licenses and inspection fees. Expenses shall not include expenses which are of a capital nature.

34.
Expense Reimbursement. That amount necessary to reimburse Buyer for all of its out-of-pocket, third-party costs and expenses related to the transactions contemplated by this Agreement, including, without limitation, to consultants and for third‐party reports, for legal fees incurred in connection with negotiating and entering into this Agreement, up to a maximum, in the aggregate, of Twenty Thousand and No/100ths Dollars ($20,000.00).

35.	Fixed Rents. The fixed periodic payments under the Lease.

36.
General Intangibles. All general intangibles relating solely to design, development, operation, management and use of the Real Property; all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents

Purchase and Sale Agreement
Addendum I – Definitions

obtained from any governmental authority or other person in connection with the development, use, operation or management of the Real Property; all engineering reports, architectural drawings, plans and specifications relating solely to all or any portion of the Real Property, and all payment and performance bonds or warranties or guarantees relating solely to the Real Property; Seller’s right, title and interest in and to any and all of the following to the extent assignable: trademarks, service marks, logos or other source and business identifiers, trademark registration and applications for registration used at or relating solely to the Real Property.

37.
Hazardous Materials. Any substance which is (a) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, toxic substance, pollutant or contaminant under any federal or state law or regulation, (b) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (c) PCBs, (d) asbestos or asbestos-containing products, (e) a flammable explosive, (f) an infectious material, (g) a radioactive material, (h) a carcinogenic, or (i) a reproductive toxicant.

38.
Improvements. All buildings, parking lots, parking garages, signs, walks and walkways, fixtures and equipment and all other improvements located at or on or affixed to the Land to the full extent that such items are owned by Seller and constitute realty under the laws of the state in which the Land is located.

39.
Initial Earnest Money Deposit. The initial earnest money deposit paid by Buyer pursuant to the Section entitled “Consideration,” in the amount of Twenty-Five Thousand and No/100ths Dollars ($25,000.00).

40.	Land. The land described in Schedule 2 to this Agreement, together with all appurtenances thereto, including without limitation easements and mineral and water rights.

41.
Laws. All Environmental Laws, zoning and land use laws, and other local, state and federal laws and regulations applicable to the Property, the Parties, and/or the transactions contemplated by this Agreement.

42.	Lease. The lease for the Tenant.

43.
Major Loss. Any damage or destruction to, or condemnation of, any Real Property as to which the cost to repair, or the value of the portion taken, as the case may be, exceeds Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00).

44.
Material Damage Ceiling. Damage in the aggregate of Two Hundred Thousand and No/100ths Dollars ($200,000.00) suffered by Buyer as a result of any inaccuracy or breach of any representation or warranty or covenant (on a cumulative basis and not per occurrence) by Seller hereunder.

45.	Material Damage Floor. Damage in excess of Twenty-Five Thousand and No/100ths Dollars ($25,000.00) suffered by Buyer as a result of any inaccuracy or breach of any representation

Purchase and Sale Agreement
Addendum I – Definitions

or warranty or any breach of any covenant (on a cumulative basis and not per occurrence) by Seller hereunder.

46.	Minor Loss. Damage or destruction to, or condemnation of, any Real Property that is not a Major Loss.

47.	Monetary Liens. As defined in the Section entitled “Approval of Title.”

48.
New Exception. An exception to title to the Real Property that affects the condition of title to the Real Property and is not (i) included in or referenced in any preliminary report delivered to Buyer prior to the Approval Date, or in any exception document delivered to Buyer by the Title Company prior to the Approval Date, (ii) disclosed to Buyer in any of the Due Diligence Materials, (iii) shown on or referenced in the Survey, (iv) caused by Buyer or any of Buyer’s Agents, or (v) previously approved in writing by Buyer or any of Buyer’s Agents.

49.	Parties. Buyer and Seller.

50.	Percentage Rents. Rents under the Lease based on a percentage of Tenant revenue, sales or income, or on the performance of the business of Tenant.

51.
Permitted Exceptions. The Lease, exceptions to title approved by Buyer as of the Approval Date or which Buyer is deemed to have approved as of the Approval Date, and New Exceptions approved by Buyer following the Approval Date, pursuant to the title review procedure set forth in the Agreement.

52.	Person. An individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or governmental authority.

53.
Physical Testing. Any physically intrusive, invasive or destructive testing including, without limitation, (i) taking, sampling or testing surface water, groundwater or soils, (ii) air quality sampling or testing, and (iii) probing, cutting, penetrating, removing or otherwise disturbing any interior or exterior feature, system or component of the Property or any improvements on or at the Property in order to sample, test, observe or monitor normally inaccessible areas, components, features or systems

54.	Property. The Real Property, the Lease, the General Intangibles, and the Contracts (excluding Contracts to be terminated by Seller pursuant to this Agreement).

55.	Property Taxes. As defined in Section 7(c)(ii)(c), entitled “Property Taxes.”

56.	Real Property. The Land and Improvements.

57.
Remaining Earnest Money Deposit. The additional earnest money deposit paid by Buyer on or after the Approval Date pursuant to the Section entitled “Consideration”, in the amount of Twenty-Five Thousand and No/100ths Dollars ($25,000.00).

58.	Rent Roll. The rent roll attached to this Agreement as Schedule 4.

Purchase and Sale Agreement
Addendum I – Definitions

59.	Rents. Fixed Rents and Percentage Rents.

60.	Responsible Individuals. With respect to Buyer: Daniel G. Kamin; and with respect to Seller: Alan Shapiro.

61.	Seller. The “Seller” in the preamble to this Agreement.

62.
Seller Related Party. Seller, any Affiliate of Seller, and any of its or their respective shareholders, partners, members, managers, officers, directors, employees, contractors, agents, attorneys or other representatives of Seller.

63.	Seller’s Broker. Holliday Fenoglio Fowler, L.P. (HFF).

64.	Seller Closing Conditions. Conditions precedent to Seller’s obligation to consummate this transaction, as set forth in Section 5(b).

65.	Service Contracts. All Contracts involving ongoing services and periodic payment therefor, as distinguished from franchise agreements, easements, guarantees, warranties and the like.

66.
Survey. That certain preliminary ALTA/NSPS Land Title Survey of the Property prepared by Barrett Surveying Group, LLC (under the aegis of American National, LLC), with a revision date of June 6, 2017, delivered to Buyer with the Due Diligence Materials.

67.	Tenant. Bi-Lo Stores.

68.
Tenant Estoppel. An estoppel certificate in the form attached to this Agreement as Exhibit E (or on such other form as may be prescribed in the Lease or otherwise permitted under this Agreement), to be provided by Seller as provided in the Section entitled “Tenant Estoppel.”

69.	TI Credit. As defined in Section 7(c)(iv).

70.	Title Company. First American Title Insurance Company, acting through the Closing Attorney as its supervising attorney and agent.

71.
Title Policy. An owner’s standard coverage (or, if applicable, extended coverage) ALTA title policy, issued by First American Title Insurance Company, in the amount of the Consideration, showing title vested in Buyer subject only to the Permitted Exceptions.

72.
Transaction Documents. The Deed, Assignment and Assumption of Warranties and other General Intangibles, the Assignment of Lease, and any and all other agreements entered into by the Parties in connection with the Closing.

Purchase and Sale Agreement
Addendum I – Definitions

ADDENDUM II

SELLER’S REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants to Buyer as follows:
A.Organization and Authorization
1.    Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in the State in which the Property is located.
2.    Seller has full power and authority to execute and deliver this Agreement and to perform all of the terms and conditions hereof to be performed by Seller and to consummate the transactions contemplated hereby. This Agreement and all documents executed by Seller which are to be delivered to Buyer at Closing have been duly executed and delivered by Seller and are or at the time of Closing will be the legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as the enforcement thereof may be limited by applicable Creditors’ Rights Laws. Seller is not presently subject to any bankruptcy, insolvency, reorganization, moratorium, or similar proceeding.
3.    The individuals and entities executing this Agreement and the instruments referenced herein on behalf of Seller and its constituent entities, if any, have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.
4.    Subject to Seller’s satisfaction of the partial release conditions in the Existing Lender loan documents, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will violate or conflict, in any material respect, with any provision of Seller’s organizational documents or to Seller’s Actual Knowledge any statute, regulation or rule, injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Seller is subject, and which violation or conflict would have a material adverse effect on Seller. Subject to Seller’s satisfaction of the partial release conditions in the Existing Lender loan documents, Seller is not a party to any contract or subject to any other legal restriction that would prevent fulfillment by Seller of all of the terms and conditions of this Agreement or compliance with any of the obligations under it.
B.Property Condition, Use and Compliance
1.    Compliance with Laws. Except as set forth on Schedule 5 to this Agreement, to Seller’s Actual Knowledge, Seller has not received written notice that the use or operation of the Property is in violation of any applicable Laws.

Purchase and Sale Agreement
Addendum II – Seller’s Representations and Warranties

2.    No Regulatory Proceedings. Except as set forth on Schedule 5 to this Agreement, to Seller’s Actual Knowledge, Seller has not received any written notice of any condemnation, environmental, zoning or other land-use regulation proceedings that have been instituted, or are planned to be instituted, which directly identify any of the Property, nor has Seller received written notice of any special assessment proceedings affecting any of the Property. Seller shall notify Buyer promptly of any such proceedings of which any Seller becomes aware prior to Closing.
3.    Environmental Matters. To the Actual Knowledge of Seller and except as set forth in the Due Diligence Materials, there are no Hazardous Materials on or under the Property in violation of Environmental Laws or which would require remediation or mitigation under Environmental Laws.
C.The Lease
1.    Rent Roll. The Rent Roll attached hereto completely and accurately reflects the material terms and conditions of the Lease in all material respects as of its date. Except as disclosed on the Rent Roll, to the Actual Knowledge of Seller, there are no other tenants at the Property with Seller’s consent, and no Rent under the Lease has been collected in advance of the current month. The Rent Roll shall be updated at the Closing to reflect any changes which occur after the Effective Date.
2.    Security Deposits. No security deposits are held by Seller under the Lease.
3.    Lease. Except as set forth in Schedule 5 to this Agreement, to Seller’s Actual Knowledge: (i) the Lease has not been modified or amended except as set forth on the Rent Roll; (ii) Seller has provided to Buyer a complete copy of the Lease; (iii) Seller is not in default under the Lease and Tenant has delivered no written notice to Seller of a default on the part of Seller under the Lease; (iv) Tenant is not in default under any of the terms of the Lease; and (v) Tenant has not asserted in writing any defense or set-off against the payment of rent in connection with the Lease nor has Tenant contested any tax, operating cost or other escalation payments or occupancy charges payable under the Lease. To the extent Seller has delivered and Buyer has accepted a Tenant Estoppel for the Lease, such Tenant Estoppel shall supersede and replace this Section C and the representations of Seller in this Section C shall not apply to such Lease or Tenant.
D.Other Matters
1.    No Litigation. Except as set forth on Schedule 5 to this Agreement there is no litigation pending or, to Seller’s Actual Knowledge, threatened: (i) against Seller that arises out of the ownership of the Property or that might materially and detrimentally affect the value or the use or operation of any of the Property for its intended purpose or the ability of such Seller to perform its obligations under this Agreement; or (ii) by Seller against Tenant. Seller shall notify Buyer promptly of any such litigation of which Seller becomes aware before Closing.

Purchase and Sale Agreement
Addendum II – Seller’s Representations and Warranties

2.    No Contracts for Improvements; No Service Contracts. Except as set forth in Schedule 5 to this Agreement, there are no outstanding written or oral contracts entered into by Seller for the provision of labor or materials with respect to the Property which have not been fully paid or which Buyer has not expressly agreed to assume under the terms of this Agreement.
3.    Exhibits and Schedules. The Schedules attached hereto, as provided by or on behalf of Seller, to Seller’s Actual Knowledge completely and correctly present in all material respects the information required by this Agreement to be set forth therein, provided, however, that as set forth in more detail in the Agreement, Seller makes no representation or warranty as to the completeness or accuracy of any materials contained in the Schedules that have been prepared by third parties unrelated to Seller.
4.    Seller Not a Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.
5.    Patriot Act. Seller is not, nor is any person who owns a controlling interest in or otherwise controls Seller, (a) listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC, Department of the Treasury, and/or on any other similar list maintained by the OFAC pursuant to any OFAC Laws and Regulations; or (b) a person either (i) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (ii) designated under any Executive Orders. Neither Seller nor any of its principals or affiliates is (x) a person or entity with which Buyer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, or that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Orders, or (y) is directly or indirectly affiliated or associated with a person or entity listed in the preceding clause (x). To the best knowledge of Seller, neither Seller nor any of its principals or affiliates, nor any brokers or other agents acting in any capacity in connection with the transactions contemplated herein (I) directly or indirectly deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders, (II) directly or indirectly engages in any transaction in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering or (III) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
6.    Seller’s Due Diligence Materials. To the Actual Knowledge of Seller, the Due Diligence Materials delivered to Buyer pursuant to this Agreement are complete, true and correct copies of the Due Diligence Materials in Seller’s possession.
E.Miscellaneous
1.    Timeliness of Representations and Warranties. All representations and warranties set forth herein shall be deemed to be given as of the Effective Date and the Closing Date unless Seller otherwise notifies Buyer in writing prior to the Closing.

Purchase and Sale Agreement
Addendum II – Seller’s Representations and Warranties

2.    Materiality Limitation. Buyer shall not be entitled to any right or remedy for any inaccuracy in or breach of any representation, warranty or covenant under this Agreement or any conveyance document unless the amount of damages proximately caused thereby exceeds the Material Damage Floor, and in no event shall the damages for which Seller is liable hereunder for any such inaccuracies or breaches exceed in the aggregate the Material Damage Ceiling.
3.    Continuation and Survival of Representations and Warranties, Etc. All representations and warranties by the respective Parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and, together with all conditions, covenants and indemnities made by the respective Parties contained herein or made in writing pursuant to this Agreement (except as otherwise expressly limited or expanded by the terms of this Agreement), shall survive the execution and delivery of this Agreement and shall survive the Closing for a period of six (6) months after the Closing, or, to the extent the context requires, beyond any termination of this Agreement for a period of six (6) months. Any claim for breach of a representation and warranty given hereunder must be filed and served within such six (6) month period, or be deemed waived and released.

Purchase and Sale Agreement
Addendum II – Seller’s Representations and Warranties

SCHEDULE 1

COCHRAN BYPASS – BI-LO
DUE DILIGENCE MATERIALS

•	ALTA Survey

o	Preliminary ALTA/ACSM Land Title Survey prepared by American National Surveying and Mapping dated June 9, 2017

•	Access Easement

o	Declaration of Access Easement dated May 19, 2006

•	CAM Recs

o	2016 CAM Recovery Schedules

•	Environmental

◦	Phase I Environmental Site Assessment prepared by K-Plus Environmental Services, dated September 29, 2008

•	Leases

o	BI-LO Store #5268

▪	Lease Agreement dated April 24, 1991

▪	Confirmation of Lease Term Agreement dated March 17, 1992

▪	First Lease Modification Agreement dated September 29, 1999

▪	Landlord’s Consent dated November 7, 2005

▪	Memorandum of Lease dated November 7, 2005

▪	Second Lease Modification Agreement dated January 16, 2007

▪	Assignment of Lease dated October 28, 2008

▪	Third Amendment to Lease dated February 2, 2017

▪	First Amendment to Memorandum of Lease dated February 2, 2017

•	Operating Statements

o	Operating Statement dated December 2014

o	Operating Statement dated December 2015

o	Operating Statement dated December 2016

o	Operating Statement dated June 2017

•	Property Taxes

o	ID: 080-02-01-004-000 for 2016

o	ID: 080-02-01-004-000 for 2015

o	ID: 080-02-01-004-000 for 2014

•	Rent Roll

o	Rent Roll dated September 2017

•	Service Contracts

o	Winsboro Maintenance Company (Landscape and parking lot sweeping)

o	Community Answering Service (Answering service)

Purchase and Sale Agreement
Schedule 1 – Due Diligence Materials

•	Tenant Sales

•	Title

o	Preliminary Title Report dated May 30, 2017

Purchase and Sale Agreement
Schedule 1 – Due Diligence Materials

SCHEDULE 2

DESCRIPTION OF LAND

The land situated in the State of South Carolina, County of Chester, described as follows:

Purchase and Sale Agreement
Schedule 2 – Description of Land

SCHEDULE 3

ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment prepared by K-Plus Environmental Services, dated September 29, 2008

Purchase and Sale Agreement
Schedule 3 – Environmental Reports

SCHEDULE 4
RENT ROLL

Page 1

Tenancy Schedule I

Property: pcochran As of Date: 09/01/2017 By Property

Property	Unit(s)	Lease	Lease Type	Area	Lease From	Lease To	Term	Tenancy Years	Monthly Rent	Monthly Rent/Area	Annual Rent	Annual Rent/Area	Annual Rec./Area	Annual Misc/Area	Security Deposit Received	LOC Amount/ Bank Guarantee
Cochran Bypass (pcochran)	**1436**	**Bi-Lo Store #5268 (t0000152)**	**Retail Anchor**	**45,817.00**	**09/29/1999**	**09/30/2026**	**325**	**18.00**	**19,500.00**	**0.43**	**234,000.00**	**5.11**	**0.00**	**0.00**	**0.00**	**0.00**
	Rent Steps	Charge	Type	Unit	Area Label	Area	From	To	Monthly Amt	Amt/Area	Annual	Annual/Area	Management Fee	Annual Gross Amount		
		BRE	Rent	1436	RSF	45,817.00	09/29/1999	09/30/2019	19,500.00	0.42	234,000.00	5.10	0.00	234,000.00		
		* BRE	Rent	1436	RSF	45,817.00	10/01/2019	09/30/2026	19,500.00	0.42	234,000.00	5.10	0.00	234,000.00		
	Charge Schedules	Charge	Type	Unit	Area Label	Area	From	To	Monthly Amt	Amt/Area	Annual	Annual/Area	Management Fee	Annual Gross Amount		
		BRE	Rent	1436	RSF	45,817.00	09/29/1999	09/30/2019	19,500.00	0.42	234,000.00	5.10	0.00	234,000.00		
		* BRE	Rent	1436	RSF	45,817.00	10/01/2019	09/30/2026	19,500.00	0.42	234,000.00	5.10	0.00	234,000.00		
	Amendment	Type	Status	From	To	Move In	Term	Area	Description		Notes					
		Original Lease	Activated	09/29/1999	09/30/2019	09/29/1999	241	45,817.00								
		* Renewal	Activated	10/01/2019	09/30/2026	10/01/2019	84									
Occupancy Summary		**Area**	**Percentage**													
Occupied Area		45,817.00	100.00													
Vacant Area		0.00	0.00													
Total		**45,817.00**	**100.00**													
Occupancy Summary		**Area**	**Percentage**													
Total Occupied Area		45,817.00	100.00													
Total Vacant Area		0.00	0.00													
Grand Total		**45,817.00**	**100.00**													

Tuesday, August 29, 2017
11:42 AM

Purchase and Sale Agreement
Schedule 4 – Rent Roll

Purchase and Sale Agreement
Schedule 4 – Rent Roll

SCHEDULE 5

EXCEPTIONS TO SELLER REPRESENTATIONS AND WARRANTIES

None.

Purchase and Sale Agreement
Schedule 5 – Exceptions to Seller Representations and Warranties